Exhibit T3E-2
                                                                   -------------




CLEARY, GOTTLIEB, STEEN & HAMILTON
Deborah M. Buell (DB 3562)
James L. Bromley (JB 5125)
One Liberty Plaza
New York, New York  10006

and

JENNER & BLOCK, LLC
Vincent E. Lazar (VL 7320)
Christine L. Childers (CC 0092)
One IBM Plaza
Chicago, Illinois 60611


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 -------------------------------------------x
                                            :

 In re:                                     :     Chapter 11
                                                  Case Nos. 02-40826 (CB) et al.
                                                                          -- ---
 OGDEN NEW YORK SERVICES, INC., et al.,     :
                                -- ---
                                                  (Jointly Administered)
          Debtors and Debtors in Possession :

 -------------------------------------------x

                 DEBTORS FIRST AMENDED JOINT PLAN OF LIQUIDATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

                                 October 3, 2003

Ogden New York Services, Inc. and certain affiliates listed on Exhibit 1 attached hereto as debtors and debtors in possession under Chapter 11 of title 11 of the United States Code, in each of their separate cases, which have been consolidated for procedural purposes only, (each a "Liquidating Debtor" and collectively, the "Liquidating Debtors"), hereby propose and file this following Joint Plan of Liquidation (the "Liquidation Plan").

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

ARTICLE I      DEFINITIONS AND INTERPRETATION...........................1

    1.1      Definitions................................................1

ARTICLE II     TREATMENT OF ADMINISTRATIVE.............................15

    2.1      Non-Classification........................................15

    2.2      Administrative Expense Claims.............................15

    2.3      Compensation and Reimbursement Claims.....................15

    2.4      Priority Tax Claims.......................................16

    2.5      DIP Financing Facility Claims.............................17

ARTICLE III    CLASSIFICATION OF CLAIMS AND INTERESTS..................17

    3.1      General Rules of Classification...........................17

ARTICLE IV     TREATMENT OF CLAIMS AND EQUITY INTERESTS................17

    4.1      Class 1-- Allowed Priority Non-Tax Claims.................17

    4.2      Class 2-- Intentionally Omitted...........................18

    4.3      Subclass 3A-- Allowed Liquidation Secured Claims..........18

    4.4      Subclass 3B-- Allowed Secured CSFB Claim..................18

    4.5      Class 3C-- Allowed Covanta Tulsa Secured Claims...........19

    4.6      Class 4-- Intentionally Omitted...........................19

    4.7      Class 5-- Intentionally Omitted...........................19

    4.8      Class 6-- Intentionally Omitted...........................19

    4.9      Class 7-- Unsecured Liquidation Claims....................19

    4.10     Class 8-- Intentionally Omitted...........................19

    4.11     Class 9-- Intercompany Claims.............................19

    4.12     Class 10-- Intentionally Omitted..........................20

    4.13     Class 11-- Equity Interests in the Liquidating Debtors....20

    4.14     Class 12-- Intentionally Omitted..........................20

    4.15     Class 13-- Intentionally Omitted..........................20

ARTICLE V      ACCEPTANCE OR REJECTION OF THE LIQUIDATION PLAN.........20

    5.1      Voting of Claims..........................................20

    5.2      Acceptance by a Class.....................................20

    5.3      Presumed Acceptance of Plan...............................20

    5.4      Presumed Rejection of Plan................................21

    5.5      Cramdown..................................................21

ARTICLE VI     MEANS FOR IMPLEMENTATION................................21

    6.1      Actions Occurring On the Effective Date...................21

    6.2      Fractional Interests......................................22

    6.3      Order of Distributions....................................23

    6.4      Time of Distributions.....................................23

    6.5      Settlements...............................................23

    6.6      No Interim Cash Payments of $100 or Less on Account
             of Allowed Claims Prior to Final Liquidation
             Distribution Date.........................................23

    6.7      Unclaimed Property........................................23

    6.8      Withholding Taxes.........................................24

    6.9      Reservation of Rights of the Estate.......................24

ARTICLE VII    PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS...24

    7.1      No Distribution Pending Allowance.........................24

    7.2      Resolution of Disputed Claims and Equity Interests........24

    7.3      Estimation of Claims and Equity Interests.................25

    7.4      Reserve Account for Disputed Claims.......................25

    7.5      Allowance of Disputed Claims..............................25

ARTICLE VIII   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...26

    8.1      General Treatment.........................................26

    8.2      Cure of Defaults..........................................26

    8.3      Approval of Assumption and Assignment of Executory
             Contracts on the Schedule of Assumed Contracts
             and Leases................................................27

    8.4      Approval of Rejection of Executory Contracts
             and Unexpired Leases......................................27

    8.5      Deemed Consents...........................................27

    8.6      Bar Date for Filing Proofs of Claim Relating
             to Executory Contracts and Unexpired Leases
             Rejected Pursuant to the Liquidation Plan.................27

    8.7      Reservation of Rights Under Insurance Policies and Bonds..27

ARTICLE IX     THE LIQUIDATING TRUSTEE.................................28

    9.1      Appointment...............................................28

    9.2      Compensation of the Liquidating Trustee
             for Dissolution Expenses..................................28

    9.3      Recovery or Realization of Liquidation Proceeds...........28

    9.4      Distributions of Net Liquidation Proceeds.................29

    9.5      Engagement of Professionals...............................29

    9.6      Status of the Liquidating Trustee.........................29

    9.7      Authority.................................................30

    9.8      Objectives................................................30

    9.9      Making Distributions......................................31

    9.10     Abandonment...............................................31

    9.11     No Recourse...............................................31

    9.12     Limited Liability.........................................31

    9.13     Resignation...............................................31

    9.14     Reserves..................................................32

    9.15     Statements................................................32

    9.16     Further Authorization.....................................33

ARTICLE X      APPOINTMENT OF THE OVERSIGHT NOMINEE....................33

   10.1      Appointment of the Oversight Nominee......................33

   10.2      Authority and Responsibility of the Oversight Nominee.....33

   10.3      Limited Liability.........................................33

   10.4      The Oversight Nominee Expenses............................33

ARTICLE XI     CONDITIONS PRECEDENT TO THE CONFIRMATION AND THE
               EFFECTIVE DATE..........................................33

   11.1      Conditions to Confirmation................................33

   11.2      Conditions Precedent to the Effective Date................34

   11.3      Waiver of Conditions......................................34

   11.4      Failure to Satisfy or Waiver of Conditions Precedent......34

ARTICLE XII    EFFECT OF CONFIRMATION..................................35

   12.1      Discharge.................................................35

   12.2      Binding Effect............................................35

   12.3      Term of Injunctions or Stays..............................35

   12.4      Injunction Against Interference with Liquidation Plan.....35

   12.5      Exculpation...............................................35

   12.6      Release Granted by the Liquidating Debtors................36

ARTICLE XIII   MISCELLANEOUS PROVISIONS................................36

   13.1      Retention of Jurisdiction.................................36

   13.2      Deletion of Classes and Subclasses........................38

   13.3      Courts of Competent Jurisdiction..........................38

   13.4      Payment of Statutory Fees.................................38

   13.5      Dissolution of the Committee..............................39

   13.6      Effectuating Documents and Further Transactions...........39

   13.7      Successors and Assigns....................................39

   13.8      Governing Law.............................................39

   13.9      Modification of Plan......................................39

   13.10     Rules of Construction.....................................40

   13.11     Computation of Time.......................................40

   13.12     Notices...................................................40

   13.13     Exhibits..................................................40

   13.14     Counterparts..............................................41

   13.15     Severability..............................................41

EXHIBITS TO THE LIQUIDATION PLAN

         Exhibit Number           Exhibit
         --------------           -------

               1                  List of Liquidating Debtors

               2                  List of Reorganizing Debtors

               3 List of Liquidating Debtors that Filed on the Initial Petition Date and the Subsequent Petition Date

               4                  List of Heber Debtors

               5                  Schedule of Assumed Contracts and Leases

                                  INTRODUCTION
                                  ------------

                  This Liquidation Plan contemplates a separate liquidation of each Liquidating Debtor administered by the Liquidating Trustee pursuant to which certain existing creditors of the Liquidating Debtors will receive, except as otherwise provided herein, the Cash proceeds of liquidation as their respective assets are liquidated and Claims against their respective assets are resolved to be distributed by the Liquidating Trustee. Although presented as a joint plan, this Liquidation Plan provides for separate treatment of each Liquidating Debtor, such that each Liquidating Debtor's estate will be liquidated and distributions made to holders of Allowed Claims against that Liquidating Debtor. This Liquidation Plan does NOT provide for substantive consolidation of the Liquidating Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I of this Liquidation Plan.

                  Reference is made to the Disclosure Statement accompanying this Liquidation Plan, including the Exhibits thereto, for a discussion of the Liquidating Debtors' history, business, results of operations and properties, and for a summary and analysis of the Liquidation Plan. All creditors are encouraged to consult the Disclosure Statement and read this Liquidation Plan carefully before voting to accept or reject this Liquidation Plan.

                  NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE COURT, HAVE BEEN AUTHORIZED BY THE COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS LIQUIDATION PLAN.

                  The Liquidating Debtors reserve the right to proceed with confirmation of this Liquidation Plan as to some but not all of the Liquidating Debtors at the same time.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

              1.1 Definitions. In addition to such other terms as are defined in other Sections of this Liquidation Plan, the following terms (which appear herein as capitalized terms) shall have the meanings set forth below, such meanings to be applicable to both the singular and plural forms of the terms defined. A term used in this Liquidation Plan and not defined herein or elsewhere in this Liquidation Plan, but that is defined in the Bankruptcy Code has the meaning set forth therein.

                  "Additional New Lenders" shall have the meaning set forth in the Reorganization Plan.

                  "Administrative Expense Claim" means a Claim under sections 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses incurred after the applicable Petition Date for preserving the assets of the Liquidating Debtors, any actual and necessary costs and expenses of operating the businesses of the Liquidating Debtors incurred after the applicable Petition Date, all compensation and reimbursement of expenses allowed by the Court under sections 330, 331 or 503 of the Bankruptcy Code and any reclamation claims arising under section 546(c) of the Bankruptcy Code and any amounts payable with respect to Tranche A or Tranche B of the DIP Financing Facility.

                  "Administrative Expense Claim Bar Date" means the date that is thirty (30) days following the Effective Date. The Administrative Expense Claim Bar Date shall apply to all holders of Administrative Expense Claims not satisfied prior to the Administrative Expense Claim Bar Date, except that the Administrative Expense Claim Bar Date shall not apply to holders of the following limited types of claims: (a) United States Trustee Claims; (b) post-petition liabilities incurred and payable in the ordinary course of business by any Liquidating Debtor; or (c) fees and expenses incurred by (i) Retained Professionals, (ii) Persons employed by the Liquidating Debtors or serving as independent contractors to the Liquidating Debtors in connection with their liquidation efforts, including, without limitation, the Liquidating Trustee, any Retained Liquidation Professional and the Balloting Agent.

                  "Administrative Expense Claims Reserve" means the reserve established by the Liquidating Trustee on the Effective Date to pay the Administrative Expense Claims of the Liquidating Debtors, which reserve shall be funded by Reorganized Covanta in an amount up to $2,500,000.

                  "Agent Banks" means Bank of America, N.A., as Administrative Agent and Deutsche Bank, AG, New York Branch, as Documentation Agent, under the Prepetition Agreement.

                  "Allowed" means, with reference to the portion of any Claim (other than Administrative Expense Claims) or Equity Interest and with respect to each Liquidating Debtor, (a) any such Claim against or Equity Interest in such Liquidating Debtor which has been listed by a Liquidating Debtor in its Schedules, as such Schedules have been or may be amended or supplemented by a Liquidating Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or interest has been filed, (b) any Claim or Equity Interest allowed (i) under this Liquidation Plan or under any settlement agreement incorporated or otherwise implemented by this Liquidation Plan, (ii) by Final Order, or (iii) as to which the liability of each Liquidating Debtor and the amount thereof are determined by a final, non-appealable order of a court of competent jurisdiction other than the Court or (c) as to which a proof of claim has been timely filed before the applicable Bar Date in a liquidated amount with the Court pursuant to the Bankruptcy Code or any order of the Court, provided that (i) no objection to the allowance of such Claim or notice to expunge such Claim has been interposed by the Liquidating Debtors, the Liquidating Trustee, the United States Trustee or any other party in interest as permitted under the Bankruptcy Code before any final date for the filing of such objections or motions set forth in this Liquidation Plan, the Confirmation Order or other order of the Court or (ii) if such objection or motion has been filed and not withdrawn, such objection or motion has been overruled by a Final Order (but only to the extent such objection or motion has been overruled); provided, further that any such Claims or Equity Interests allowed solely for the purpose of voting to accept or reject the Liquidation Plan pursuant to an order of the Court shall not be considered "Allowed Claims" or "Allowed Equity Interests" for the purpose of distributions hereunder. Except as expressly stated in this Liquidation Plan or as provided under section 506(b) of the Bankruptcy Code or a Final Order of the Court, an Allowed Claim shall not include interest on the principal amount of any Claim accruing from and after the applicable Petition Date or any fees (including attorneys' fees), costs or charges (including late payment charges) related to any Claim accruing from or after the applicable Petition Date.

                  "Allowed Administrative Expense Claim" means the portion of any Administrative Expense Claim (including any interest for which the Liquidating Debtors are legally obligated) that is (i) incurred or arising after the applicable Petition Date and prior to the Effective Date, (ii) for those Administrative Expense Claims as to which the Administrative Expense Claim Bar Date is applicable, which has been filed before the Administrative Expense Bar Date, and (iii) as to which no objection to the allowance of such Administrative Expense Claim has been filed or other dispute has been raised by the Liquidating Debtors, the Committee, the United States Trustee or any other party in interest as permitted under the Bankruptcy Code. All Administrative Expense Claims arising under or related to the DIP Financing Facility are deemed Allowed Administrative Expense Claims.

                  "Allowed Class o Claims" means an Allowed Claim in the specified Class.

                  "Allowed Priority Tax Claim" means any Claim that is Allowed pursuant to Section 2.4 of this Liquidation Plan.

                  "Allowed Subclass 3A Liquidation Secured Claim Amount" means
(i) the allowed amount of the Secured Bank Claims, currently estimated to be $434 million including accrued but unpaid fees and interest, but subject to ultimate resolution of the claims under the Prepetition Credit Agreement and
(ii) the allowed amount of the Secured 9.25% Debenture Claims, currently estimated to be $105 million including accrued but unpaid fees and interest, but subject to ultimate resolution of the claims under the 9.25% Debentures.

                  "Ballot" means the ballot that accompanies the Disclosure Statement upon which holders of Impaired Claims entitled to vote on the Liquidation Plan shall indicate their acceptance or rejection of the Liquidation Plan.

                  "Balloting Agent" means Bankruptcy Services LLC ("BSI") or such other entity authorized by the Court to distribute, collect and tally Ballots.

                  "Bank Agreement Ogden FMCA Collateral" means the assets of Ogden FMCA subject to a lien of CSFB, in its capacity as holder of the Secured CSFB Claim, pursuant to the Prepetition CSFB Agreement.

                  "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated by the United States Supreme Court under 28 U.S.C. ss. 2075 and the local rules of the Court (including any applicable local rules and standing and administrative orders of the Court), as now in effect or hereafter amended, as applicable to the Chapter 11 Cases.

                  "Bar Date" means the applicable date or dates fixed by the Court or this Liquidation Plan for filing proofs of claim or interests in the Chapter 11 Cases.

                  "Bondholders Committee" means the Informal Committee of Secured Debenture Holders of certain holders of, and the Indenture Trustee for, the 9.25% Debentures due 2022 issued by Ogden Corporation, now known as Covanta Energy Corporation.

                  "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

                  "Cash" means lawful currency of the United States, including cash equivalents, bank deposits, checks and other similar items, unless otherwise indicated.

                  "Causes of Action" means as to each Liquidating Debtor all claims and causes of action now owned or hereafter acquired by such Liquidating Debtor, whether arising under any section under the Bankruptcy Code or other federal or state law, including, without limitation, causes of action for preferences, fraudulent conveyances, and other avoidance power claims arising under sections 544, 545, 547, 548, 549, 550, 551, 553(b) or other sections of the Bankruptcy Code.

                  "Chapter 11 Cases" means the voluntary cases under Chapter 11 of the Bankruptcy Code commenced by each Liquidating Debtor which cases are currently pending before the Court under the caption In re Ogden Services New York, Inc. et. al., Case Nos. 02-40826 (CB), et al.

                  "Claim" has the meaning set forth in section 101 of the Bankruptcy Code, whether or not asserted.

                  "Claims Objection Deadline" means that day which is one hundred eighty (180) days after the Effective Date, as the same may be extended from time to time by the Court, without further notice to parties in interest.

                  "Class" means any group of similar Claims or Equity Interests described in Article IV of the Liquidation Plan in accordance with section 1123(a)(1) of the Bankruptcy Code.

                  "Collateral" means as to each Liquidating Debtor any property or interest in property of the estate of the Liquidating Debtor subject to a Lien to secure the payment or performance of an Allowed Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

                  "Committee" means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as appointed, modified or reconstituted from time to time.

                   "Confirmation Date" means the date on which the clerk of the Court enters the Confirmation Order on the docket, within the meaning of Bankruptcy Rules 5003 and 9021.

                  "Confirmation Hearing" means the hearing held by the Court to consider confirmation of the Liquidation Plan pursuant to section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  "Confirmation Order" means the order of the Court confirming the Liquidation Plan pursuant to section 1129 of the Bankruptcy Code, together with any subsequent orders, if any, pursuant to sections 1127 and 1129 of the Bankruptcy Code approving modifications to the Liquidation Plan, which in each case shall be in form and substance satisfactory to the Liquidating Debtors.

                  "Court" collectively means the United States Bankruptcy Court for the Southern District of New York and, to the extent it may exercise jurisdiction over the Chapter 11 Cases, the United States District Court for the Southern District of New York or if either such court ceases to exercise jurisdiction over the Chapter 11 Cases, such other Court or adjunct thereof that exercises competent jurisdiction over the Chapter 11 Cases or any proceeding therein.

                  "Covanta" means Covanta Energy Corporation, a Reorganizing Debtor and the ultimate corporate parent directly or indirectly holding an interest in all the Reorganizing Debtors and Heber Debtors in the Reorganizing Debtors' and Heber Debtors' Chapter 11 Cases.

                  "Covanta Tulsa" means Covanta Tulsa, Inc. (f/k/a Ogden Martin Systems of Tulsa, Inc.), a Liquidating Debtor.

                  "Covanta Tulsa Collateral" means the assets of Covanta Tulsa subject to a first priority lien and security interest.

                  "Covanta Tulsa Secured Claims" means the Secured Claims against Covanta Tulsa of the Covanta Tulsa Secured Parties.

                  "Covanta Tulsa Secured Parties" means those Persons holding a first priority lien on and security interest in any Covanta Tulsa Collateral.

                  "CSFB" means Credit Suisse First Boston, or its predecessor entity, Credit Suisse, including the Persons participating in CSFB's interest under the Prepetition CSFB Agreement.

                  "Designated DIP Collateral" means (i) any Cash held by the Liquidating Non-Pledgor Debtors (including the Liquidation Proceeds resulting from the sale of certain assets of Ogden Transition Corp.) or any entitlement or Claim of a Liquidating Non-Pledgor Debtor to any Cash, and (ii) any Causes of Action of the Liquidating Debtors.

                  "DIP Agents" means Bank of America, N.A., as administrative agent and Deutsche Bank AG, New York branch, as documentation agent, under the DIP Financing Facility.

                  "DIP Financing Facility" means the Debtor-in-Possession Credit Agreement, dated as of April 1, 2002, among the Reorganizing Debtors, the Heber Debtors, the Liquidating Debtors, the DIP Lenders and the DIP Agents, as it has been or may be amended and modified from time to time, and as approved and extended by order of the Court.

                  "DIP Lender Direction" means the direction of the DIP Lenders, instructing the Liquidating Debtors to transfer any Designated DIP Collateral to Reorganized Covanta.

                  "DIP Lenders" means those Persons from time to time party to the DIP Financing Facility as lenders.

                  "Disclosure Statement" means the written disclosure statement that relates to this Liquidation Plan, the Reorganization Plan and the Heber Reorganization Plan and is approved by the Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement has been or may be amended, modified or supplemented (and all exhibits and schedules annexed thereto or referred to therein) and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

                  "Disputed Claim" means that portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim or is subject to an Estimation Request, or as to which an objection has been filed. For the purposes of the Liquidation Plan, a Claim shall be considered a Disputed Claim in its entirety before the time that an objection has been or may be filed, if:
(a) the amount or classification of the Claim specified in the relevant proof of claim exceeds the amount or classification of any corresponding Claim scheduled by the relevant Liquidating Debtor in its Schedules; (b) any corresponding Claim scheduled by a Liquidating Debtor has been scheduled as disputed, contingent or unliquidated in its Schedules or (c) no corresponding Claim has been scheduled by a Liquidating Debtor in its Schedules.

                  "Disputed Claims Reserve " means the reserve established by the Liquidating Trustee pursuant to Section 9.14(a) of the Liquidation Plan, with respect to each Class of Claims entitled to Distributions under the Liquidation Plan, in which (i) the Liquidating Trustee determines that there exist any Disputed Claims in such Class and (ii) the Liquidating Trustee identifies Liquidation Proceeds that are not Collateral, in order to make Distributions in an amount such that, if such Disputed Claims were to become Allowed Claims, there will be sufficient Cash to pay all of such Disputed Claims with respect each such Class of Claims in accordance with the provisions of this Liquidation Plan. The Disputed Claims Reserve is to be maintained under this Liquidation Plan, as set forth more fully in Article VII of this Liquidation Plan.

                  "Dissolution Expenses" means all reasonable and necessary costs of the Liquidating Trustee (including any Retained Liquidating Professional retained by the Liquidating Trustee, pursuant to Section 9.5 of the Liquidation Plan) associated with (i) winding up and dissolving the Liquidating Debtors in accordance with applicable state law, (ii) the abandonment of any Liquidation Assets in accordance with Section 9.10 of the Liquidation Plan,
(iii) commencing a proceeding in the Court to determine the reasonableness, accuracy or proper scope of any Dissolution Expenses disputed by the Oversight Nominee, (iv) the administration of the Liquidation Trust (including the payment of any United States Trustee Fees), (v) obtaining a Final Order from the Court closing the Chapter 11 Case of each Liquidating Debtor, (vi) the filing of any necessary tax returns and other filings with governmental authorities on behalf of the Liquidation Trust and the Residual Liquidation Assets it holds and (vii) making any Distributions under this Liquidation Plan; provided, however, that Dissolution Expenses shall not include any Liquidation Expenses.

                  "Distribution" means any distribution by the Liquidating Trustee of Net Liquidation Proceeds of other Liquidation Assets to the holders of Allowed Claims.

                  "Effective Date" means the date upon which the Reorganization Plan Effective Date occurs.

                  "Equity Interest" means as to each Liquidating Debtor, any equity security, partnership interest or share of common stock or other instrument evidencing an ownership interest in such Liquidating Debtor, regardless of whether it may be transferred, and any option, warrant or right, contractual or otherwise, to acquire an ownership interest or other equity security in such Liquidating Debtor and shall include any redemption, conversion, exchange, voting participation, dividend rights and liquidation preferences relating thereto.

                  "Estate" means as to each Liquidating Debtor, the estate which was created by the commencement of such Liquidating Debtor's Chapter 11 Case pursuant to section 541 of the Bankruptcy Code, and shall be deemed to include, without limitation, any and all privileges of such Liquidating Debtor and all interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Liquidating Debtor or such estate shall have had effective as of the commencement of the Chapter 11 Cases, or which such estate acquired after the commencement of the Chapter 11 Case, whether by virtue of sections 544, 545, 546, 547, 548, 549 or 550 of the Bankruptcy Code or otherwise.

                  "Estimation Request" means a request for estimation of a Claim in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                  "Fee Dispute Notice" means the notice sent by the Oversight Nominee to the Liquidating Trustee or any Retained Professional, within fifteen
(15) days receipt of the Liquidation Trustee Fee Notice and Retained Professional Fee Notices, disputing the (i) reasonableness, (ii) accuracy or
(iii) scope of any portion of the Dissolution Expenses claimed by the Liquidating Trustee or any Retained Professional.

                  "Final Distribution" means with respect to each Liquidating Debtor, the distribution by the Liquidating Trustee that exhausts any Residual Liquidation Assets attributable to such Liquidating Debtor.

                  "Final Liquidation Determination Date" means the date, as to each of the Liquidating Debtors, upon which either (i) the Final Liquidation Distribution Date occurs; or (ii) the Liquidating Trustee determines that there exist no Residual Liquidation Assets which could generate Liquidation Proceeds.

                  "Final Liquidation Distribution Date" means with respect to each Liquidating Debtor, the Liquidation Distribution Date on which the Final Distribution is made.

                  "Final Order" means an order or judgment of the Court, as entered on the docket of the Court, that has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari under the Bankruptcy Rules has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest Court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Court, may be filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.

                  "Heber Debtors" means, collectively, those debtors identified on Exhibit 4 attached to this Liquidation Plan that are being reorganized pursuant to the Heber Reorganization Plan.

                  "Heber Reorganization Plan" means the Joint Plan of Reorganization of the Heber Debtors under Chapter 11 of the Bankruptcy Code (including all exhibits, supplements, appendices and schedules annexed thereto), dated September 28, 2003, as the same may be amended, modified or supplemented from time to time.

                  "Impaired" means, when used with reference to an Allowed Claim or an Allowed Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  "Initial Liquidation Distribution Date" means the date that is the later of (i) the Effective Date (or soon thereafter as reasonably practicable, but in no event later than thirty (30) calendar days after the Effective Date) and (ii) the first Business Day after the date that is thirty
(30) calendar days after the date any Claims become Allowed Claims or otherwise become payable under the Liquidation Plan.

                  "Initial Petition Date" means April 1, 2002, the date upon which the Liquidating Debtors identified on Exhibit 3 as those that filed on the Initial Petition Date filed their respective orders for relief under Chapter 11 of the Bankruptcy Code.

                  "Intercompany Claims" means all Claims against a Liquidating Debtor asserted by any other Liquidating Debtor, Reorganizing Debtor, Heber Debtor, Non-Debtor Affiliate, including, without limitation, any (a) preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other applicable bankruptcy or nonbankruptcy law, (b) claims or causes of action arising out of illegal dividends or similar theories of liability, (c) claims or causes of action based on piercing the corporate veil, alter ego liability or similar legal or equitable theories of recovery arising out of the ownership or operation of any of the Liquidating Debtors prior to the applicable Petition Date, (d) claims or causes of action based on unjust enrichment, (e) claims or causes of action for breach of fiduciary duty, mismanagement, malfeasance or, to the extent they are claims or causes of action of any of the Liquidating Debtors, fraud, (f) claims or causes of action arising out of any contracts or other agreements between or among any of the Liquidating Debtors and any other Liquidating Debtor or any other Reorganizing Debtor, Heber Debtor or Non-Debtor Affiliate that are rejected, and (g) any other claims or causes of action arising out of or related in any way to the Chapter 11 Cases, the Reorganization Plan or this Liquidation Plan that are based on an injury that affects or affected the shareholders or creditors of any of the Liquidating Debtors, Reorganizing Debtors, Heber Debtors or Non-Debtor Affiliates generally.

                  "Intercreditor Agreement" means the Intercreditor Agreement dated as of March 14, 2001, among Covanta and its affiliates named therein and the Prepetition Lenders, as it has been or may be amended, supplemented or otherwise modified.

                  "Intermediate Petition Date" means December 16, 2002, the date upon which Covanta Concert Holdings, Inc. filed its order for relief under Chapter 11 of the Bankruptcy Code.

                  "Lien" has the meaning set forth in section 101(37) of the Bankruptcy Code.

                  "Liquidating Debtors" has the meaning ascribed to such term on the first page of this Liquidation Plan (each of the Liquidating Debtors is individually referred to herein as a Liquidating Debtor). A list of the Liquidating Debtors is attached hereto as Exhibit 1.

                  "Liquidating Non-Pledgor Debtors" means the Liquidating Debtors that are not Liquidating Pledgor Debtors.

                  "Liquidating Pledgor Debtor Assets" means any the following Claims and Liquidation Assets of the Liquidating Pledgor Debtors: (i) the claim to any tax refunds due to Ogden Allied Maintenance Corporation resulting from the sale of certain non-port aviation Liquidation Assets; (ii) the claim to any proceeds resulting from the dispute between Covanta Concert Holdings, Inc. and the purchaser of certain of its Liquidation Assets over certain rental payments;
(iii) the claim to the proceeds of any settlement reached by Ogden New York Services, Inc. and the purchaser of substantially all of its Liquidation Assets;
(iv) the claim to the Liquidation Proceeds or, if sold prior to the Effective Date, then the proceeds, relating to the sale of any Liquidation Assets of Ogden Firehole Entertainment Corp.; (v) any Liquidation Assets of Ogden FMCA, not otherwise surrendered to CSFB pursuant to Section 4.4 of this Liquidation Plan;
(vi) any Cash held by a Liquidating Pledgor Debtor or any entitlement or Claim of a Liquidating Pledgor Debtor to any Cash, which arose prior to the Petition Date (including any accounts receivable); and (vii) any Causes of Action of the Liquidating Pledgor Debtors, not otherwise transferred to Reorganized Covanta pursuant to the DIP Lender Direction.

                  "Liquidating Pledgor Debtors" means the Liquidating Debtors whose Liquidation Assets are Collateral of (i) the banks under the Prepetition Credit Agreement and (ii) the holders of the 9.25% Debentures.

                  "Liquidating Trust" means a grantor trust established pursuant to a Liquidating Trust Agreement.

                  "Liquidating Trust Agreement" means as to the Liquidating Debtors, the agreement, which creates the Liquidating Trust, to be entered into by the Liquidating Debtors and the Liquidating Trustee and which shall be included in the Liquidation Plan Supplement.

                  "Liquidating Trustee" means as to the Liquidating Debtors, the individual identified in the Notice of Designation and any replacement thereof duly appointed by the Oversight Nominee.

                  "Liquidating Trustee Billing Date" means the date that is the twenty-fifth (25th) day of each month following the first full month after the Effective Date.

                  "Liquidating Trustee Fee Notice" means the reasonably detailed statement sent by the Liquidating Trustee to the Oversight Nominee on any Liquidation Trustee Billing Date detailing: (i) any Dissolution Expenses incurred by the Liquidating Trustee in the prior month; (ii) Distributions, if any, made in the previous month; and (iii) planned Distributions, if any, for the next Liquidation Distribution Date.

                  "Liquidation Assets" means as to each Liquidating Debtor all of the assets, property, interests (including the equity interests of each and every Liquidating Debtor) and effects, real and personal, tangible and intangible, wherever located, of such Liquidating Debtor, provided, however, that the Liquidation Assets shall not include the Bank Agreement Ogden FMCA Collateral or the Covanta Tulsa Collateral.

                  "Liquidation Distribution Date" means any of the following dates if there are any Net Liquidation Proceeds in the Liquidating Trust attributable to any Liquidating Debtor on such date: (a) the Initial Liquidation Distribution Date, (b) from the Initial Liquidation Distribution Date until the Final Liquidation Distribution Date, the last Business Day of any calendar quarter, and (c) the Final Liquidation Distribution Date.

                  "Liquidation Expenses" means the costs incurred by the Liquidating Trustee in its efforts to sell, transfer, collect or otherwise monetize any of the Residual Liquidation Assets.

                  "Liquidation Plan" means this Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code, including, without limitation, all documents referenced herein and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same has been or may be altered, amended, modified or supplemented from time to time.

                  "Liquidation Plan Supplement" means a supplemental appendix to this Liquidation Plan that will contain certain documents relating to this Liquidation Plan in substantially completed form, including the Liquidating Trust Agreement to be filed no later than five (5) days prior to the last date by which votes to accept or reject this Liquidation Plan must be submitted. Documents to be included in the Liquidation Plan Supplement will be posted at www.covantaenergy.com as they become available, but no later than five (5) days prior to the last date by which votes to accept this Liquidation Plan must be submitted.

                  "Liquidation Proceeds" means the Cash consideration received from the sale, transfer or collection of any Liquidation Assets or the monetization of such Liquidation Assets to Cash in some other manner as contemplated in this Liquidation Plan, occurring after the applicable Petition Date, less the reasonable, necessary and customary expenses attributable to such sale, transfer, collection or monetization, including costs of curing defaults under executory contracts that are assigned, paying personal property or other taxes accruing in connection with such sale, transfer, collection or monetization of such Liquidation Assets, brokerage fees and commissions, collection costs, reasonable attorneys' fees and expenses and any applicable taxes or other claims of any Governmental Unit in connection with such Liquidation Assets and any escrows or accounts established to hold funds for purchase price adjustments, indemnification claims, or other purposes in connection with such sale, transfer, collection or monetization; provided, however, that upon the release to the Liquidating Debtors of funds from such escrows or accounts, such funds shall become Liquidation Proceeds of the relevant sale, transfer, collection or monetization.

                  "Liquidation Secured Claims" means the Secured Bank Claims and the 9.25% Debenture Claims, provided, however, that such Claims shall not include the Secured CSFB Claim or the Covanta Tulsa Secured Claims.

                  "Net Liquidation Proceeds" shall consist of the Liquidation Proceeds, interest, dividends, and other investment (or other cash equivalent) income produced by the Liquidation Assets.

                  "Non-Debtor Affiliate" means any affiliate of the Liquidating Debtors that is not a subject of these Chapter 11 Cases.

                  "Notice of Designation" means the notice filed with the Court on or before ten (10) days prior to the Confirmation Hearing, designating the Liquidating Trustee and the Oversight Nominee.

                  "9.25% Debenture Claim" means any Claim that arises out of, or is attributable to, ownership of the 9.25% Debentures.

                  "9.25% Debentures" means those certain debentures issued by Ogden Corporation (now known as Covanta) in the aggregate principal amount of $100,000,000 due in March 2022 and bearing an interest rate of 9.25% per annum (Cusip No. 676346AF6).

                  "9.25% Debentures Adversary Proceeding" means adversary proceeding No. 02-03004 captioned as The Official Committee of Unsecured Creditors v. Wells Fargo Bank Minnesota, National Association, et al., pending before the Court.

                  "Ogden FMCA" means Ogden Facility Management Corporation of Anaheim, a Liquidating Debtor.

                  "Operating Reserve" means the reserve established by the Liquidating Trustee on the Effective Date to pay (x) the Priority Tax Claims and Priority Non-Tax Claims of the Liquidating Debtors other than Covanta Tulsa, (y) the Oversight Nominee Expenses and (z) the Dissolution Expenses, which reserve shall be funded in an amount not to exceed $500,000.00.

                  "Operating Reserve Deficiency Amount" shall have the meaning set forth in Section 6.1 of this Liquidation Plan.

                  "Oversight Nominee" means the Person identified in the Notice of Designation and appointed pursuant to Article X of this Liquidation Plan.

                  "Oversight Nominee Expenses" means the reasonable fees and expenses of the Oversight Nominee in the discharge and performance of its duties specified in this Liquidation Plan.

                  "Person" has the meaning provided in section 101(41) of the Bankruptcy Code and includes, without limitation, any individual, corporation, partnership, association, indenture trustee, organization, joint stock company, joint venture, estate, trust governmental unit or any political subdivision thereof, the Committee, Indenture Trustee, Equity Interest holders, holders of Claims, current or former employees of any Liquidating Debtor, or any other entity.

                  "Petition Date" means, collectively, the Initial Petition Date, the Intermediate Petition Date and the Subsequent Petition Date.

                  "Preferred Distribution" shall have the meaning assigned to that term under the Intercreditor Agreement.

                  "Prepetition Credit Agreement" means the Revolving Credit and Participation Agreement dated as of March 14, 2001, among Covanta, certain other Reorganizing Debtors, Liquidating Debtors and Heber Debtors and the Prepetition Lenders and the Security Agreement, dated as of March 14, 2001, both as they have been or may be amended, supplemented or otherwise modified from time to time.

                  "Prepetition CSFB Agreement" means the Bank Agreement dated as of December 1, 1993, among the City of Anaheim, Ogden FMCA and CSFB.

                  "Prepetition Lenders" means the Persons identified as lenders under the Prepetition Credit Agreement, together with their successors and permitted assigns.

                  "Priority Non-Tax Claim" means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (a) an Administrative Expense Claim or (b) a Priority Tax Claim.

                  "Priority Tax Claim" means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  "Pro Rata Class Share" means, the proportion that the amount of any Claim bears to the aggregate amount of such Claim and all other Claims in the same Class entitled to distributions from the same source of Cash or Liquidation Assets (including Disputed Claims).

                  "Reorganization Plan" means the Joint Plan of Reorganization of Ogden New York Services, Inc. et al. Under Chapter 11 Of The Bankruptcy Code (including all exhibits and schedules annexed thereto), as the same has been or may be amended, modified or supplemented from time to time.

                  "Reorganization Plan Effective Date" means a date, which is a Business Day selected by the Reorganizing Debtors that is no more than ten (10) Business Days following the date on which all conditions set forth in Section
10.2 of the Reorganization Plan have been satisfied or expressly waived pursuant to Section 10.3 of the Reorganization Plan.

                  "Reorganized Covanta" means Covanta on and after the Effective Date.

                  "Reorganized Debtor" means each Reorganizing Debtor, on or after the Effective Date.

                  "Reorganizing Debtors" means, collectively, those debtors identified on Exhibit 2 attached hereto that are being reorganized pursuant to the Reorganization Plan.

                  "Residual Liquidation Assets" means any Liquidation Assets that are not Designated DIP Collateral or Liquidating Pledgor Debtor Assets.

                  "Retained Liquidation Professional" means any attorney, accountant or other professional retained by the Liquidating Trustee with the prior approval of the Oversight Nominee, which professional is reasonably required by the Liquidating Trustee to perform its duties described in this Liquidation Plan.

                  "Retained Liquidation Professional Fee Notice" means the reasonably detailed statement sent by any Retained Liquidation Professional to the Liquidating Trustee five (5) days prior to the Liquidating Trustee Billing Date detailing such Retained Liquidation Professional's fees and expenses arising under this Liquidation Plan.

                  "Retained Professionals" means the professionals retained in these jointly administered Chapter 11 Cases by the Liquidating Debtors or the Committee pursuant to sections 327, 328 or 1103 of the Bankruptcy Code pursuant to Final Orders of the Court (other than Retained Liquidation Professionals).

                  "Schedule of Assumed Contracts and Leases" means a schedule of the executory contracts and unexpired leases to which each of the Liquidating Debtors is a party that will be assumed under Article VIII of the Liquidation Plan, which schedule will be filed and served on the relevant parties no less than twenty-three (23) days prior to the Confirmation Hearing.

                  "Schedules" means the schedules of assets and liabilities and the statement of financial affairs filed by the Liquidating Debtors as required by sections 521 and 1106(a)(2) of the Bankruptcy Code and Bankruptcy Rule 1007, as they have been or may be amended or supplemented from time to time.

                  "Secured Bank Claims" means the Secured Claims of the Prepetition Lenders arising under the Prepetition Credit Agreement and related collateral documents.

                  "Secured Claim" means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Liquidating Debtors in and to property of the Estates, to the extent of the value of the holder's interest in such property as of the relevant determination date. The defined term "Secured Claim" includes any Claim that is: (i) subject to an offset right under applicable law and (ii) a secured claim against any of the Liquidating Debtors pursuant to sections 506(a) and 553 of the Bankruptcy Code. Such defined term shall not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code.

                  "Secured Creditor Direction" means (a) the direction of the holders of Allowed Class 3A Claims instructing the Liquidating Pledgor Debtors to (i) transfer any Distributions in excess of $3,000,000 that such holders of Class 3A Claims would otherwise be entitled to under this Liquidation Plan to Reorganized Covanta, (ii) transfer up to $500,000 of such Distributions to the Operating Reserve, (iii) transfer up to $2,500,000 of such Distributions to the Administrative Expense Claims Reserve and (iv) transfer any Liquidating Pledgor Debtor Assets to Reorganized Covanta; (b) the release by the holders of Allowed Class 3A Claims of any Liens on any Net Liquidation Proceeds and Liquidating Pledgor Debtor Assets resulting from the post-petition sale of any of the Liquidation Assets of the Liquidating Pledgor Debtors and all Liquidating Pledgor Debtor Assets transferred to Reorganized Covanta and (c) upon the occurrence of (I) the orders closing each of the Chapter 11 Cases becoming Final Orders, (II) the Final Liquidation Determination Date as to all of the Liquidating Debtors and (III) the final payment of any remaining Dissolution Expenses and Oversight Nominee Expenses, to the extent that there is any Cash in the Operating Reserve or the Administrative Expense Claims Reserve, such Cash shall be contributed to Reorganized Covanta.

                  "Secured CSFB Claim" means the Secured Claim against Ogden FMCA of CSFB arising under the Prepetition CSFB Agreement.

                  "Specified Personnel" means any individual serving as a present or former officer, director or employee of the Liquidating Debtors who, prior to the Confirmation Date, was entitled to indemnification from one of the Liquidating Debtors or for whom such indemnification was permitted under applicable law.

                  "Subsequent Petition Date" means June 6, 2003, the date upon which the Liquidating Debtors identified on Exhibit 3 as those that filed on the Subsequent Petition Date filed their respective petitions for relief under Chapter 11 of the Bankruptcy Code.

                  "Substantial Contribution Claims" means the claim by any creditor or party in interest for reasonable compensation for services rendered in the Chapter 11 Cases pursuant to section 503(b)(3), (4) or (5) of the Bankruptcy Code.

                  "Unimpaired" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is not Impaired.

                  "United States Trustee" means the Office of the United States Trustee for the Southern District of New York.

                  "United States Trustee Claims" means all United States Trustee Fees accrued through the close of the Chapter 11 Cases.

                  "United States Trustee Fees" means all fees and charges due from the Liquidating Debtors to the United States Trustee pursuant to section 1930 of Title 28 of the United States Code.

                  "Unsecured Liquidation Claim" means any Claim (including without limitation, Claims arising from the rejection of executory contracts and unexpired leases) that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim or Intercompany Claim against the Liquidating Debtors.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                     --------------------------------------

              2.1 Non-Classification. As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Liquidating Debtors are not classified for the purposes of voting on or receiving Distributions under this Liquidation Plan. All such Claims are instead treated separately pursuant to the terms set forth in this Article II.

              2.2 Administrative Expense Claims. Except to the extent that the applicable Liquidating Debtor and a holder of an Allowed Administrative Expense Claim agree to less favorable treatment and except as set forth in Section 2.3 and 2.5 of this Liquidation Plan, each Liquidating Debtor shall pay to each holder of an Allowed Administrative Expense Claim against such Liquidating Debtor, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on the Initial Liquidation Distribution Date from the Administrative Expense Claims Reserve provided that any such liabilities not incurred in the ordinary course of business were approved and authorized by a Final Order of the Court; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by such Liquidating Debtor, as a debtor in possession, shall be paid by the Liquidating Trustee from the Administrative Expense Claims Reserve in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. To the extent that the Administrative Expense Claim Bar Date applies, failure to file a timely request for payment of an Administrative Expense Claim prior to the Administrative Expense Claim Bar Date shall result in the Administrative Expense Claim being forever barred and discharged.

              2.3 Compensation and Reimbursement Claims. (a) Except with respect to Substantial Contribution Claims which are subject to Section 2.3(b) of this Liquidation Plan, all (i) Retained Professionals and (ii) Persons employed by the Liquidating Debtors or serving as independent contractors to the Liquidating Debtors in connection with their liquidating efforts that are seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under subsections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (other than the Liquidating Trustee and any Retained Liquidation Professionals) shall file and serve on counsel for the Liquidating Debtors and as otherwise required by the Court and the Bankruptcy Code their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred on or before the date that is forty-five (45) days after the Effective Date. Any request for payment of an Administrative Expense Claim of the type specified in Section 2.3(a) of this Liquidation Plan, which is not filed by the applicable deadline set forth above, shall be barred.

                  (b) Any Person who requests compensation or expense reimbursement for a Substantial Contribution Claim in these Chapter 11 Cases must file an application with the clerk of the Court, on or before the Administrative Expense Claim Bar Date, and serve such application on the Liquidating Trustee and counsel for the Reorganized Debtors and as otherwise required by the Court and the Bankruptcy Code on or before such date, or be forever barred from seeking compensation or expense reimbursement for such Substantial Contribution Claim.

                  (c) All other requests for payment of an Administrative Expense Claim (other than as set forth in clauses (a) and (b) of this Section
2.3 above) that are subject to the Administrative Expense Claim Bar Date must be filed with the Court and served on counsel for the Liquidating Trustee on or before the Administrative Expense Claim Bar Date. Unless the Liquidating Trustee or any other party in interest permitted under the Bankruptcy Code objects to an Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed Allowed in the amount filed. In the event that the Liquidating Trustee or any other party in interest in the Chapter 11 Cases objects to an Administrative Expense Claim, the Court shall determine the Allowed amount of such Administrative Expense Claim. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim which is incurred and payable by the Liquidating Debtors or Liquidating Trustee in the ordinary course of business.

                  (d) Under no circumstances will the deadlines set forth above be extended by order of the Court or otherwise. Any holders of Administrative Expense Claims who are required to file a Claim or request for payment of such Claims or expenses and who do not file such Claims or requests by the applicable dates set forth in this Section 2.3 shall be forever barred from asserting such Claims or expenses against the Liquidating Debtors or any property of the Liquidating Trust.

              2.4 Priority Tax Claims. Subject to the consent of the requisite New Facility Lenders and Additional New Lenders, (as defined by the Reorganization Plan), each holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, Cash equal to the unpaid portion of such Allowed Priority Tax Claim on or as soon as practical after the later of: (i) thirty (30) days after the Effective Date, or (ii) thirty (30) days after the date on which such Priority Tax Claim becomes Allowed; provided, however, that at the option of the Liquidating Trustee, the Liquidating Trustee may pay any or all Allowed Priority Tax Claims over a period not exceeding six (6) years after the date of assessment of the Priority Tax Claims as provided in subsection 1129(a)(9)(C) of the Bankruptcy Code, provided, further, that in no event shall the Liquidating Trustee extend such date of repayment beyond the Final Liquidation Determination Date. If the Liquidating Trustee elects this option as to any Allowed Priority Tax Claim, then the Liquidating Trustee shall make payment of simple interest on the unpaid portion of such Claim semiannually without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law, with the first interest payment due on the latest of: (i) six (6) months after the Effective Date, (ii) six (6) months after the date on which such Priority Tax Claim becomes an Allowed Claim, or
(iii) such longer time as may be agreed to by the holder of such Priority Tax Claim and the Liquidating Trustee, provided, however, that the Liquidating Trustee shall reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Allowed Priority Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty.

              2.5 DIP Financing Facility Claims. On the Effective Date, the Liquidating Debtors shall perform their obligations under the DIP Lender Direction and, subject to Section 2.5 of the Reorganization Plan, and in consideration of the Reorganizing Debtors' obligations under Section 2.5 of the Reorganization Plan, all amounts outstanding under the DIP Financing Facility and all commitments thereunder shall automatically and irrevocably terminate.

                                  ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

              3.1 General Rules of Classification. This Liquidation Plan constitutes a Joint Liquidation Plan of the Liquidating Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims, as described in Article II, have not been classified and thus are excluded from the Classes described below. The classification of Claims and Equity Interests listed below shall be applicable for all purposes, including voting, confirmation, and distribution pursuant to the Liquidation Plan. As to each Liquidating Debtor, a Claim or Equity Interest shall be deemed classified in a particular Class or Subclass only to the extent that the Claim or Equity Interest qualifies within the description of that Class or Subclass and shall be deemed classified in a different Class or Subclass to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such different Class or Subclass. A Claim or Interest is in a particular Class or Subclass only to the extent that such Claim or Interest is Allowed in that Class or Subclass and has not been paid or otherwise settled prior to the Effective Date.

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  The following is a designation of the treatment to be accorded, with respect to each Liquidating Debtor, to each Class of Claims and Equity Interests denominated in this Liquidation Plan.

                  No Claim shall entitle the holder thereof to any Distribution pursuant to this Liquidation Plan unless, and only to the extent that, such Claim is an Allowed Claim. All Distributions on account of Allowed Claims shall be made on the Effective Date or the applicable Liquidation Distribution Date, as the case may be.

              4.1 Class 1 -- Allowed Priority Non-Tax Claims.

                  (a) Classification: Class 1 consists of all Allowed Priority Non-Tax Claims.

                  (b) Treatment: In full settlement, release and discharge of its Class 1 Claim, each holder of an Allowed Claim in Class 1 shall receive Cash an amount equal to such Allowed Class 1 Claim on the Initial Liquidation in Distribution Date.

                  (c) Voting: Class 1 Claims are Unimpaired, and the holders of Allowed Class 1 Claims are conclusively presumed to accept the Liquidation Plan. The votes of the holders of Class 1 Claims will not be solicited.

              4.2 Class 2 -- Intentionally Omitted.

              4.3 Subclass 3A -- Allowed Liquidation Secured Claims.

                  (a) Classification: Class 3A consists of all Allowed Liquidation Secured Claims against the Liquidating Pledgor Debtors, which include Secured Bank Claims and 9.25% Debenture Claims.

                  (b) Allowance: The aggregate amount of Allowed Liquidation Secured Claims in Subclass 3A shall be determined as set forth in accordance with the definition of the term Allowed Subclass 3A Liquidation Secured Claim.

                  (c) Treatment: In full settlement, release and discharge of its Class 3A Claim, (I) (a) each holder of an Allowed Liquidation Secured Claim would be entitled, absent the Secured Creditor Direction, to receive on any Liquidation Distribution Date, such holder's Pro Rata Class Share of the sum of any Net Liquidation Proceeds and Liquidation Assets of the Liquidating Pledgor Debtors existing, but not yet distributed on such Liquidation Distribution Date and (b) on the Effective Date, (i) such holder of a Class 3A Allowed Liquidation Secured Claim shall be deemed to have received, on account of its Subclass 3A Allowed Liquidation Secured Claim, the Distribution it receives as a holder of a Subclass 3A or Subclass 3B Claim under the Reorganization Plan, as applicable, in full satisfaction of its Subclass 3A Claim under the Liquidation Plan and
(ii) the Liquidating Trustee and the Liquidating Debtors will implement the Secured Creditor Direction and (II) each holder of an Allowed Liquidation Secured Claim shall be entitled to receive on any Liquidation Distribution Date, such holder's Pro Rata Class Share of any Net Liquidation Proceeds of any Liquidating Pledgor Debtor's Residual Liquidation Assets after payment of any applicable Liquidation Expenses.

                  (d) Voting: Class 3A Claims are Impaired and the holders of Allowed Class 3A Claims in such Class are entitled to vote to accept or reject the Liquidation Plan.

              4.4 Subclass 3B -- Allowed Secured CSFB Claim.

                  (a) Classification: Class 3B consists of the Allowed Secured CSFB Claim against Ogden FMCA.

                  (b) Allowance: The Class 3B Claim shall be Allowed in the aggregate amount of the value of the Bank Agreement Ogden FMCA Collateral.

                  (c) Treatment: On the Effective Date, or as soon thereafter as practicable, Ogden FMCA shall cause to be transferred, pursuant to Section 6.1(c) of this Liquidation Plan, to CSFB, in its capacity as holder of the Allowed Secured CSFB Claim, the Bank Agreement Ogden FMCA Collateral, in full settlement, release and discharge of its Class 3B Claim.

                  (d) Voting: The Class 3B Claim is Impaired, and the holder of the Allowed Class 3A Claim in such Class is entitled to vote to accept or reject the Liquidation Plan.

              4.5 Class 3C -- Allowed Covanta Tulsa Secured Claims.

                  (a) Classification: Class 3C consists of the Allowed Secured Claims against Covanta Tulsa.

                  (b) Allowance: The Class 3C Claims shall be Allowed in the aggregate amount of the value of the Covanta Tulsa Collateral.

                  (c) Treatment: On the Effective Date, or as soon thereafter as practicable, Covanta Tulsa shall cause to be transferred, pursuant to Section 6.1(d) herein, to the Covanta Tulsa Secured Parties as holders of the Allowed Secured Covanta Tulsa Secured Claims, the Tulsa Collateral in full settlement, release and discharge of the Class 3C Claims.

                  (d) Voting: The Class 3c Claims are Impaired, and the holders of Allowed Class 3c Claims in such Class are entitled to vote to accept or reject the Liquidation Plan.

              4.6 Class 4 -- Intentionally Omitted.

              4.7 Class 5 -- Intentionally Omitted.

              4.8 Class 6 -- Intentionally Omitted.

              4.9 Class 7 -- Unsecured Liquidation Claims.

                  (a) Classification: Class 7 consists of all Allowed Unsecured Liquidation Claims.

                  (b) Treatment: The holders of Class 7 Claims shall not be entitled to receive any Distribution under this Liquidation Plan.

                  (c) Voting: Class 7 Claims are Impaired and the holders of Allowed Claims in such Class are conclusively presumed to reject the Liquidation P1an. The votes of holders of Class 7 Claims will not be solicited. With respect to Allowed Class 7 Claims for and to the extent which insurance is available, such Allowed Class 7 Claims shall be paid in the ordinary course of business to the extent of such insurance, when any such Claims become Allowed Claims and such insurance proceeds become available; provided, however, that to the extent that insurance is not available or is insufficient, treatment of such Allowed Class 7 Claim shall be as otherwise provided in this Liquidation Plan.

             4.10 Class 8 -- Intentionally Omitted.

             4.11 Class 9 -- Intercompany Claims.

                  (a) Classification: Class 9 consists of all Intercompany
Claims.

                  (b) Treatment: On the Effective Date, all Intercompany Claims shall be cancelled, annulled and extinguished. Holders of such claims shall receive no distributions in respect of Class 9 Claims.

                  (c) Voting: Class 9 Claims are impaired and holders of Allowed Claims in such Class are conclusively presumed to reject this Liquidation Plan. The votes of the holders of Class 9 Claims will not be solicited.

             4.12 Class 10 -- Intentionally Omitted.

             4.13 Class 11-- Equity Interests in the Liquidating Debtors.

                  (a) Classification: Class 11 consists of all Equity Interest in Liquidating Debtors.

                  (b) Treatment: On and after the Effective Date, all Equity Interests in the Liquidating Debtors shall not be entitled to receive any Distributions under this Liquidation Plan. Such Equity Interests shall be cancelled, annulled and extinguished.

                  (c) Voting: Class 11 Equity Interests are Impaired and the holders of Equity Interests in such Class are conclusively presumed to reject the Liquidation Plan. The votes of holders of Equity Interests in such Class will not be solicited.

             4.14 Class 12 -- Intentionally Omitted.

             4.15 Class 13 -- Intentionally Omitted.

                                   ARTICLE V

                 ACCEPTANCE OR REJECTION OF THE LIQUIDATION PLAN

              5.1 Voting of Claims. Except as otherwise indicated herein or as otherwise provided by a Final Order of the Court, each holder of an Allowed Claim in Class 3 shall be entitled to vote to accept or reject this Liquidation Plan. For purposes of calculating the number of Allowed Claims in a Class of Claims that have voted to accept or reject this Liquidation Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one entity or any affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulation promulgated thereunder) shall be aggregated and treated as one Allowed Claim in such Class.

              5.2 Acceptance by a Class. Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Liquidation Plan if it is accepted by at least two-thirds in dollar amount, and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Liquidation Plan.

              5.3 Presumed Acceptance of Plan. Holders of Claims in Class 1 are Unimpaired by this Liquidation Plan. In accordance with section 1126(f) of the Bankruptcy Code, holders of Allowed Claims in Class 1 are conclusively presumed to accept this Liquidation Plan and the votes of holders of such Claims will not be solicited.

              5.4 Presumed Rejection of Plan. Claims in Class 7, Class 9 and Equity Interests in Class 11 are Impaired and holders of Class 7 Claims, Class 9 Claims and Class 11 Equity Interests are not entitled to receive any Distribution under this Liquidation Plan on account of such Claims or Equity Interests. In accordance with section 1126 of the Bankruptcy Code, holders of Allowed Unsecured Liquidation Claims in Class 7, Allowed Intercompany Claims in Class 9 and holders of Allowed Equity Interests in Class 11 are conclusively presumed to reject this Liquidation Plan and are not entitled to vote. As such, the votes of such holders will not be solicited with respect to such Claims and Equity Interests.

              5.5 Cramdown. To the extent that any Impaired Class rejects or is presumed to have rejected this Liquidation Plan, the Liquidating Debtors reserve the right to (a) request that the Court confirm the Liquidation Plan in accordance with section 1129(b) of the Bankruptcy Code, or (b) modify, alter or amend this Liquidation Plan to provide treatment sufficient to assure that this Liquidation Plan does not discriminate unfairly, and is fair and equitable, with respect to the Class or Classes not accepting this Liquidation Plan, and, in particular, the treatment necessary to meet the requirements of subsections 1129(a) or (b) of the Bankruptcy Code with respect to the rejecting Classes and any other Classes affected by such modifications.

                                   ARTICLE VI

                            MEANS FOR IMPLEMENTATION

              6.1 Actions Occurring On the Effective Date.

                  (a) The Funding of the Implementation of the Liquidation Plan. On the Effective Date, the Liquidating Debtors and the Liquidating Trustee will implement the Secured Creditor Direction and the DIP Lender Direction. The Secured Creditor Direction and the DIP Lender Direction will operate to fund the implementation of the Liquidation Plan by requiring that up to $3,000,000 of the Liquidation Proceeds that would otherwise be transferred to Reorganized Covanta will remain in the accounts of the Liquidating Debtors and shall be transferred by the Liquidating Trustee to the Operating Reserve and the Administrative Expense Claims Reserve in amounts not to exceed $500,000 for the Operating Reserve and up to $2,500,000 for the Administrative Expense Claims Reserve, provided, however, to the extent that the sum of all the Cash in the accounts of the Liquidating Debtors is less than the amounts required by the Liquidating Debtors to fund the Operating Reserve and the Administrative Expense Claims Reserve in the respective amounts set forth above on the Effective Date (any such shortfall, the "Operating Reserve Deficiency Amount"), then (i) the Liquidating Trustee shall transfer the sum of all such Cash in the Liquidating Debtors' accounts first to the Operating Reserve until it is funded in the amount of $500,000 and second to the Administrative Expense Claims Reserve and
(ii) Reorganized Covanta shall transfer the Operating Reserve Deficiency Amount to the Operating Reserve and the Administrative Expense Claims Reserve until such accounts are funded as described above. The Operating Reserve and the Administrative Expense Claims Reserve will be used to fund the implementation of the Liquidation Plan, in accordance with Sections 9.14(b) and 9.14(c) of this Liquidation Plan.

                  (b) Transfer of Liquidation Assets. On the Effective Date, each Liquidating Debtor shall irrevocably transfer and assign its Residual Liquidation Assets, if any, or cause such Residual Assets to be transferred and assigned to the Liquidating Trust, to hold in trust for the benefit of all holders of Allowed Claims with respect to each such Liquidating Debtor pursuant to the terms of this Liquidation Plan and of the Liquidating Trust Agreement, provided, however, that prior to the transfers contemplated hereby, the Liquidating Trustee and Liquidating Debtors, as applicable, shall make the transfers contemplated by the Secured Creditor Distribution and the DIP Lender Direction to Reorganized Covanta and to the Operating Reserve and to the Administrative Expense Claims Reserve. In accordance with section 1141 of the Bankruptcy Code and except as otherwise provided by this Liquidation Plan or the Liquidating Trust Agreement, upon the Effective Date, title to the Residual Liquidation Assets shall pass to the Liquidating Trust free and clear of all Claims and Equity Interests. The Liquidating Trustee shall pay, or otherwise make Distributions on account of, all Claims against the Liquidating Debtors whose Residual Liquidation Assets were contributed to such Liquidating Trust strictly in accordance with this Liquidation Plan. For U.S. federal income tax purposes, the transfers of the Liquidating Debtors' Residual Liquidation Assets to the Liquidating Trust shall be deemed transfers to and for the benefit their respective beneficiaries followed by deemed transfer by the beneficiaries to the Liquidating Trust. The beneficiaries shall be treated as the grantors and deemed owners of the Liquidating Trust. The Liquidating Trustee shall cause a valuation to be made of the Liquidation Assets and that valuation shall be used by the Liquidating Trustee and the beneficiaries for U.S. federal income tax purposes, but shall not be binding on the Liquidating Trustee in regards to the liquidation of the Residual Liquidation Assets.

                  (c) Distribution of the Bank Agreement Ogden FMCA Collateral. On the Effective Date, or as soon thereafter as practicable, Ogden FMCA shall cause to be transferred to CSFB, as holder of the Allowed Secured CSFB Claim, the Bank Agreement Ogden FMCA Collateral free and clear of all Claims and Equity Interests, in accordance with section 1141 of the Bankruptcy Code, and except as otherwise provided by this Liquidation Plan.

                  (d) Distribution of the Covanta Tulsa Collateral. On the Effective Date, or as soon thereafter as practicable, Covanta Tulsa shall cause to be transferred to the Covanta Tulsa Secured Parties, as holders of the Allowed Covanta Tulsa Secured Claims, all rights, title and interest to the Covanta Tulsa Collateral free and clear of all Claims and Equity Interests, in accordance with section 1141 of the Bankruptcy Code, and except as otherwise provided by this Liquidation Plan.

                  (e) Dissolution of Liquidating Debtors. Following the transfers contemplated in Subsection 6.1(a) hereof, each Liquidating Debtor shall be dissolved pursuant to applicable state law. The Liquidating Trustee shall have all the power to wind up the affairs of each Liquidating Debtor under applicable state laws (including the filing of certificates of dissolution) in addition to all the rights, powers and responsibilities conferred by Bankruptcy Code, this Liquidation Plan, the Confirmation Order and the Liquidating Trust Agreement.

              6.2 Fractional Interests. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole cent.

              6.3 Order of Distributions. Distributions will be made form the Liquidation Trust to the holders of Claims against the Liquidating Debtors, upon the realization of any Net Liquidation Proceeds from the Residual Liquidation Assets contained in the Liquidation Trust, which were not otherwise transferred pursuant to the Secured Creditor Direction or the DIP Lender Direction. To the extent that the Liquidating Trustee is able to extract any Net Liquidation Proceeds from the Residual Liquidation Assets, such Net Liquidation Proceeds shall be distributed in the following manner: (i) the Liquidating Trustee shall first deduct and pay itself any Liquidation Expenses incurred in extracting such Net Liquidation Proceeds and (ii) the Liquidating Trustee shall distribute any remaining Net Liquidation Proceeds pro rata to (a) the holders of Class 3A Claims, to the extent that the Net Liquidation Proceeds are attributable to a Liquidating Pledgor Debtor; and (b) to the DIP Lenders, to the extent that the Net Liquidation Proceeds are attributable to a Liquidating Non-Pledgor Debtor.

              6.4 Time of Distributions. Except as otherwise provided for in this Liquidation Plan, by the Secured Creditor Direction or the DIP Lender Direction or ordered by the Court, distributions under the Liquidation Plan will be made on (i) the Initial Liquidation Distribution Date, as to Priority Tax Claims and Priority Non-Tax Claims from the Operating Reserve and as to Administrative Expense Claims from the Administrative Expense Claims Reserve or
(ii) any subsequent Liquidation Distribution Date. The Initial Liquidation Distribution Date shall occur on the later of the Liquidation Plan Effective Date (or as soon thereafter as reasonably practicable) and the First Business Day after the date that is (30) calendar days after the date a Claim becomes Allowed. Each subsequent Liquidation Distribution Date shall occur on the last Business Day of each calendar quarter if, on such date, prior to the distribution to holders of Allowed Claims, there are any Net Liquidation Proceeds. In the event that any payment or act under this Liquidation Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the initial due date.

              6.5 Settlements. Except to the extent the Court has entered a separate order providing for such approval, the Confirmation Order shall constitute an order (a) approving as a compromise and settlement pursuant to section 1123(b)(3)(A) of the Bankruptcy Code, any settlement agreements entered into by any Liquidating Debtor or any other Person as contemplated in confirmation of the Liquidating Plan and (b) entered into or to be entered into by any Liquidating Debtor or any other Person as contemplated by the Liquidating Plan and all related agreements, instruments or documents to which any Liquidating Debtor is a party.

              6.6 No Interim Cash Payments of $100 or Less on Account of Allowed Claims Prior to Final Liquidation Distribution Date. If a Cash payment to be received by holders of Allowed Claims on any distribution (except the Final Distribution) would be $100 or less in the aggregate, notwithstanding any contrary provision of this Liquidation Plan, no such payment will be made to such holder, and such Cash, if applicable, shall be held in trust for such holders until the Final Liquidation Distribution Date, at which time such Cash payment shall be made to the holders.

              6.7 Unclaimed Property. All property that is unclaimed for one year after distribution thereof by mail to the latest mailing address filed of record with the Court for the party entitled thereto or, if no such mailing address has been so filed, the mailing address reflected in the applicable Liquidating Debtor's schedules filed with the Court or other address maintained by the Liquidating Debtors, shall become property of the Liquidating Trust.

              6.8 Withholding Taxes. The Liquidating Trustee shall be entitled to withhold any applicable federal or state withholding taxes from any payments made with respect Allowed Claims, as appropriate, and shall otherwise comply with section 346 of the Bankruptcy Code.

              6.9 Reservation of Rights of the Estate. As to each Liquidating Debtor, all claims or causes of action, cross-claims and counterclaims of such Liquidating Debtor of any kind or nature whatsoever, against third parties arising before the Confirmation Date shall be preserved for the benefit of the Liquidating Trust except for (i) such claims or causes of action, cross-claims and counterclaims of the Liquidating Debtors which have been released hereunder or pursuant to a Final Order and (ii) such claims or causes of action, cross claims and counterclaims of the Liquidating Debtors that have been transferred to Reorganized Covanta pursuant to the Secured Creditor Direction and the DIP Lender Direction.

                                  ARTICLE VII

              PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

              7.1 No Distribution Pending Allowance. Notwithstanding any other provision of this Liquidation Plan, no Distribution shall be distributed under this Liquidation Plan on account of any Disputed Claim, unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

              7.2 Resolution of Disputed Claims and Equity Interests.

                  (a) Unless otherwise ordered by the Court after notice and a hearing, the Liquidating Trustee shall have the exclusive right to make and file objections to Claims (other than Administrative Expense Claims) and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred and twenty
(120) days after the Effective Date; provided, however, that such one hundred and twenty (120) day period may be automatically extended by the Liquidating Trustee, without any further application to, or approval by, the Court, for up to an additional thirty (30) days. The foregoing deadlines for filing objections to Claims shall not apply to filing objections to Claims for tort damages and, accordingly, no such deadline shall be imposed by this Liquidation Plan. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the holder thereof if the Liquidating Trustee effects service in any of the following manners: (i) in accordance with Rule 4 of the Federal Rules of Civil Procedure, as modified and made applicable by Bankruptcy Rule 7004; (ii) by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified in the proof of claim or interest or any attachment thereto; or (iii) by first class mail, postage, on any counsel that has appeared on the holder's behalf in the Chapter 11 Cases.

                  (b) Except with respect to Administrative Expense Claims as to which the Administrative Expense Claim Bar Date does not apply, Administrative Expense Claims must be filed with the Court and served on counsel for the Liquidating Debtors (if prior to the Effective Date) and counsel for the Liquidating Trustee (if after the Effective Date) on or before the Administrative Expense Claim Bar Date. The Liquidating Debtors, the Liquidating Trustee or any other party in interest permitted under the Bankruptcy Code may make and file objections to any such Administrative Expense Claim and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later the Claims Objection Deadline. In the event the Liquidating Debtors or the Liquidating Trustee file any such objection, the Court shall determine the Allowed amount of any such Administrative Expense Claim. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim which is paid or payable by the Liquidating Debtors or the Liquidating Trustee in the ordinary course of business.

              7.3 Estimation of Claims and Equity Interests. The Liquidating Trustee may, at any time request that the Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Liquidating Debtors previously objected to such Claim or whether the Court has ruled on any such objection, and the Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim. In the event that the Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

              7.4 Reserve Account for Disputed Claims. Upon (i) the Liquidating Trustee's determination that Disputed Claims have been asserted against a Liquidating Debtor in any particular Class and (ii) the Liquidating Trustee's identification of Liquidation Proceeds that are not Collateral, the Liquidating Trustee shall establish the Disputed Claims Reserve in accordance with Section 9.14(a) of this Liquidation Plan and hold in the Disputed Claims Reserve, for each Class in which there are any Disputed Claims, Cash in an aggregate amount sufficient to pay to each holder of a Disputed Claim the amount of Cash that such holder would have been entitled to receive under this Liquidation Plan if such Claim had been an Allowed Claim in such Class. Cash withheld and reserved for payments to holders of Disputed Claims in any Class shall be held and deposited by the Liquidating Trustee in one or more segregated interest-bearing reserve accounts for each Class of Claims in which there are Disputed Claims entitled to receive Cash, to be used to satisfy the Disputed Claims if and when such Disputed Claims become Allowed Claims.

              7.5 Allowance of Disputed Claims. With respect to any Disputed Claim that is subsequently deemed Allowed, on the succeeding Liquidation Distribution Date for any such Claim after such Claim becomes Allowed, the Liquidating Trustee shall distribute from the Disputed Claims Reserve Account corresponding to the Class in which such Claim is classified to the holder of such Allowed Claim, the amount of Cash that such holder would have been entitled to recover under this Liquidation Plan if such Claim had been an Allowed Claim on the Effective Date, together with such claimholder's Pro Rata Class Share of net interest, if any, on such Allowed Claim. For the purposes of the immediately preceding sentence, such holder's Pro Rata Class Share of net interest shall be calculated by multiplying the amount of interest on deposit in the applicable Disputed Claims Reserve account on the immediately preceding date on which such Allowed Claim is to be paid by a fraction, the numerator of which shall equal the amount of such Allowed Claim and the denominator of which shall equal the amount of all Claims for which deposits are being held in the applicable Disputed Claims Reserve account on the date immediately preceding the date on which such Allowed Claim is to be paid.

                                  ARTICLE VIII

                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES

              8.1 General Treatment.

                  (a) On the Effective Date, all executory contracts and unexpired leases to which each Liquidating Debtor is a party shall be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease that (i) has been previously assumed or rejected pursuant to a Final Order of the Court, (ii) is specifically designated as a contract or lease on the Schedule of Assumed Contracts and Leases, filed as Exhibit 5 hereof, as may be amended or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Liquidating Debtors prior to the Confirmation Hearing. On the Effective Date, all executory contracts and unexpired leases listed on the Schedule of Assumed Contracts and Leases to which each Liquidating Debtor is party shall be deemed assumed by the applicable Liquidating Debtor and assigned to Reorganized Covanta. The Liquidating Debtors reserve the right to add or remove executory contracts and unexpired leases to or from the Schedule of Assumed Contracts and Leases at any time prior to the Effective Date.

                  (b) Each executory contract and unexpired lease listed or to be listed on the Schedule of Assumed Contracts and Leases shall include modifications, amendments, supplements, restatements or other agreements, including guarantees thereof, made directly or indirectly by any Liquidating Debtor in any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on the Schedule of Assumed Contracts and Leases. The mere listing of a document on the Schedule of Assumed Contracts and Leases shall not constitute an admission by the Liquidating Debtors that such document is an executory contract or unexpired lease or that the Liquidating Debtors have any liability thereunder.

              8.2 Cure of Defaults. Except to the extent that (i) a different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 8.1 hereof or (ii) any executory contract or unexpired lease shall have been assumed pursuant to an order of the Court, which order shall have approved the cure amounts with respect thereto, the applicable Liquidating Debtor shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Confirmation Date, file with the Court and serve a pleading with the Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the applicable Liquidating Debtor shall have fifteen (15) days from service of such pleading to object to the cure amounts listed by the applicable Liquidating Debtor. Service of such pleading shall be sufficient if served on the other party to the contract or lease at the address indicated on (i) the contract or lease, (ii) any proof of claim filed by such other party in respect of such contract or lease, or (iii) the Liquidating Debtors' books and records, including the Schedules, provided, however, that if a pleading served by a Liquidating Debtor to one of the foregoing addresses is promptly returned as undeliverable, the Liquidating Debtor shall attempt reservice of the pleading on an alternative address, if any, from the above listed services. If any objections are filed, the Court shall hold a hearing. Prior to assumption, the applicable Liquidating Debtor shall retain its right to reject any of its executory contracts or unexpired leases, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults. Notwithstanding the foregoing, or anything in Section 8.3 of this Liquidation Plan, at all times through the date that is five (5) Business Days after the Court enters an order resolving and fixing the amount of a disputed cure amount, the Liquidating Debtors shall have the right to reject such executory contract or unexpired lease.

              8.3 Approval of Assumption and Assignment of Executory Contracts on the Schedule of Assumed Contracts and Leases. Subject to Sections 8.1 and 8.2 of this Liquidation Plan, the executory contracts and unexpired leases on the Schedule of Assumed Contracts and Leases shall be assumed by the respective Liquidating Debtors as indicated on such schedule and shall be assigned to Reorganized Covanta, as of the Effective Date, except as may otherwise be ordered by the Court.

              8.4 Approval of Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of any executory contracts and unexpired leases to be rejected as and to the extent provided in
Section 8.1 of this Liquidation Plan.

              8.5 Deemed Consents. Unless a counterparty to an executory contract, unexpired lease, license or permit objects to the applicable Liquidating Debtor's assumption thereof in writing on or before seven (7) days prior to the Confirmation Hearing, then, unless such executory contract, unexpired lease, license or permit has been rejected by the applicable Liquidating Debtor or will be rejected by operation of this Liquidation Plan, Reorganized Covanta (as assignee of all executory contracts and unexpired leases assumed by the Liquidating Debtors) shall enjoy all the rights and benefits under each such executory contract, unexpired lease, license and permit without the necessity of obtaining such counterparty's written consent to assumption or retention of such rights and benefits.

              8.6 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Liquidation Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 8.1 of this Liquidation Plan must be filed with the Court no later than the later of (i) twenty (20) days after the Effective Date, and (ii) thirty (30) days after entry of an order rejecting such contract or lease. Any Claims not filed within such time period will be forever barred from assertion against any of the applicable Liquidating Debtors and/or the Estates.

              8.7 Reservation of Rights Under Insurance Policies and Bonds. Nothing in this Liquidation Plan shall diminish or otherwise affect the enforceability by beneficiaries of (i) any insurance policies that may cover Claims against any Liquidating Debtor, or (ii) any bonds issued to assure the performance of any of the Liquidating Debtors, nor shall anything contained herein constitute or be deemed to constitute a waiver of any cause of action that the Liquidating Debtors or any entity may hold against any insurers or issuers of bonds under any such policies of insurance or bonds. To the extent any insurance policy or bond is deemed to be an executory contract, such insurance policy or bond shall be deemed assumed in accordance with Article VIII of the Liquidation Plan. Notwithstanding the foregoing, the Liquidating Debtors do not assume any payment or other obligations to any insurers or issuers of bonds, and any agreements or provisions of policies or bonds imposing payment or other obligations upon the Liquidating Debtors shall only be assumed pursuant to a separate order of the Court.

                                   ARTICLE IX

                             THE LIQUIDATING TRUSTEE

              9.1 Appointment. The Liquidating Trustee shall be designated by the Liquidating Debtors in the Notice of Designation, which shall be filed with the Court on or before ten (10) days prior to the Confirmation Hearing. The Liquidating Trustee's appointment shall become effective upon the occurrence of the Effective Date.

              9.2 Compensation of the Liquidating Trustee for Dissolution Expenses. The Liquidating Trustee shall be paid for all reasonable and necessary Dissolution Expenses (including the reasonable and necessary fees and expenses of Retained Liquidation Professionals) out of the Operating Reserve in the following manner. On or before any Liquidating Trustee Billing Date, the Liquidating Trustee shall send the Liquidating Trustee Fee Notice and any Retained Liquidation Professional Fee Notices to the Oversight Nominee. Fifteen
(15) days after sending the Liquidating Trustee Fee Notice to the Oversight Nominee and any Retained Liquidation Professional Fee Notices, the Liquidating Trustee shall be entitled to withdraw from the Operating Reserve the Dissolution Expenses claimed in such Liquidating Trustee Fee Notice and such Retained Liquidation Professional Fee Notice, provided, however, that if the Oversight Nominee sends a Fee Dispute Notice within such fifteen (15) day period to the Liquidating Trustee or a Retained Liquidation Professional, then the Liquidating Trustee shall only be entitled to withdraw any undisputed portion of such Dissolution Expenses from the Operating Reserve on such date. As to the disputed portion of such Dissolution Expenses, within five (5) days receipt of the Fee Dispute Notice, the Liquidating Trustee or applicable Retained Liquidation Professional must either (a) notify the Oversight Nominee that it will reduce the Dissolution Expenses in accordance with the Fee Dispute Notice or (b) commence a proceeding in the Court to determine the reasonableness, accuracy or proper scope of the disputed Dissolution Expenses. The Liquidating Trustee shall be paid for all Liquidation Expenses in the manner specified in Section 9.3 of this Liquidation Plan.

              9.3 Recovery or Realization of Liquidation Proceeds. To the extent that the Liquidating Trustee determines in its sole discretion that it could profitably realize Liquidation Proceeds from the sale, transfer, collection or monetization of any Residual Liquidation Assets, which shall not include any of the Liquidation Assets transferred to Reorganized Covanta pursuant to the Secured Creditor Direction or the DIP Lender Direction, or any Cash transferred to the Operating Reserve or the Administrative Expense Claims Reserve pursuant to the Secured Creditor Direction, then the Liquidating Trustee shall liquidate such Residual Liquidation Assets in accordance with the provisions of this Liquidation Plan. Alternatively, if the Liquidating Trustee determines that it would not be profitable to pursue the sale, transfer, collection or monetization of any Residual Liquidation Assets of any respective Liquidating Debtor, then the Liquidating Trustee shall abandon such assets in accordance with Section
9.10 of this Liquidation Plan. All Liquidation Expenses incurred by the Liquidating Trustee in the sale, transfer, collection or monetization of Residual Liquidation Assets shall be paid only from the recoveries therefrom.

              9.4 Distributions of Net Liquidation Proceeds. On the Liquidation Distribution Date following the realization of any Liquidation Proceeds from the sale, transfer, collection or monetization of any Residual Liquidation Assets in accordance with Section 9.3 of the Liquidation Plan, the Liquidating Trustee shall distribute any Net Liquidation Proceeds to the holders of Allowed Claims in accordance with this Liquidation Plan. The Liquidating Trustee shall provide notice to the Oversight Nominee in the Liquidation Trustee Billing Notice of (i) the realization of any Liquidation Proceeds; and (ii) any planned Distribution of any Net Liquidation Proceeds to be made on the next Liquidation Distribution Date.

              9.5 Engagement of Professionals. The Liquidating Trustee shall obtain the approval of the Oversight Nominee prior to retention and engagement of any Retained Liquidation Professionals. Such approval shall not be unreasonably delayed or withheld. Each Retained Liquidation Professional shall submit its Retained Liquidation Professional Fee Notice to the Liquidating Trustee five (5) days prior to the Liquidating Trustee Billing Date. The fees and expenses of such professionals shall be (i) paid by the Liquidating Trustee out of the Operating Reserve so long as such fees and expenses constitute Dissolution Expenses and (ii) paid from the sale, transfer, collection or monetization of any Liquidation Assets, so long as the fees and expenses constitute Liquidation Expenses. The fees and expenses of Retained Liquidation Professionals are subject to the approval of the Oversight Nominee and any disputes concerning the fees and expenses of Retained Professionals will be dealt with in accordance with Section 9.2 of this Liquidation Plan.

              9.6 Status of the Liquidating Trustee. Effective on the Effective Date, the Liquidating Trustee shall be the representative of each Liquidating Debtor's Estate as that term is used in section 1123(b)(3)(B) of the Bankruptcy Code and shall have the rights and powers provided for in the Liquidating Trust Agreement. In its capacity as the representative of an Estate, the Liquidating Trustee shall be the successor-in-interest to each Liquidating Debtor with respect to any action commenced by such Liquidating Debtor prior to the Confirmation Date, except with respect to the Claims of the Liquidating Pledgor Debtors and the Liquidating Non-Pledgor Debtors transferred to Reorganized Covanta pursuant to the Secured Creditor Direction and the DIP Lender Direction. All such actions and any and all other claims or interests constituting Liquidation Assets, and all claims, rights and interests thereunder shall be retained and enforced by the Liquidating Trustee as the representative of such Estate pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Liquidating Trustee shall be a party in interest as to all matters over which the Court has jurisdiction.

              9.7 Authority. Subject to the limitations contained herein, the Liquidating Trustee shall have, with respect to the Liquidating Debtors, the following powers, authorities, and duties, by way of illustration and not of limitation:

                  (a) Manage, sell and convert all or any portion of the Liquidation Assets to Cash and distribute the Net Liquidation Proceeds as specified in this Liquidation Plan;

                  (b) Release, convey or assign any right, title or interest in or about the Residual Liquidation Assets or any portion thereof;

                  (c) Pay and discharge any costs, expenses and fees of Retained Liquidation Professionals and other obligations deemed necessary to preserve or enhance the value of the Residual Liquidation Assets, discharge duties under the Liquidation Plan or perform the purpose of the Liquidation Plan;

                  (d) Open and maintain bank accounts and deposit funds and draw checks and make disbursements in accordance with the Liquidation Plan;

                  (e) Engage and have such attorneys, accountants, agents, tax specialists, financial advisors, other professionals, and clerical assistance as may, in the discretion of the Liquidating Trustee, be deemed necessary for the purposes specified under this Liquidation Plan;

                  (f) Sue and be sued and file or pursue objections to Claims and seek to estimate them;

                  (g) Enforce, waive or release rights, privileges or immunities of any kind;

                  (h) In general, without in any manner limiting any of the foregoing, deal with the Liquidation Assets or any part or parts thereof in all other ways as would be lawful for any person owning the same to deal therewith, whether similar to or different from the ways herein specified;

                  (i) Abandon any Liquidation Assets in accordance with
Section 9.10 hereof;

                  (j) File certificates of dissolution and take any other action necessary to dissolve and wind up the affairs of the Liquidating Debtors in accordance with applicable state law;

                  (k) As soon as is practicable after the Final Liquidation Distribution Date of each Liquidating Debtor, request the Court to enter the Final Order closing the Chapter 11 Case of each such Liquidating Debtor; and

                  (l) Without limitation, do any and all things necessary to accomplish the purposes of the Liquidation Plan.

              9.8 Objectives. In selling the Residual Liquidation Assets, or otherwise monetizing them, the Liquidating Trustee shall use its best efforts to maximize the amount of Liquidation Proceeds derived therefrom. The Liquidating Trustee shall cause all Residual Liquidation Assets not otherwise abandoned to be sold or otherwise monetized by the second anniversary of the Effective Date.

              9.9 Making Distributions. The Liquidating Trustee shall be responsible for making Distributions described in this Liquidation Plan, and shall coordinate, as necessary, to make the transfers of the Distributions and other Liquidation Assets as contemplated by the Secured Creditor Direction and the DIP Lender Direction.

             9.10 Abandonment. The Liquidating Trustee may abandon, on thirty
(30) days' written notice to the Oversight Nominee and United States Trustee, any property which he or she determines in its reasonable discretion to be of de minimis value to the Liquidating Trust, including any pending adversary proceeding or other legal action commenced or commenceable by the Liquidating Trust. If either the Oversight Nominee or United States Trustee provides a written objection to the Liquidating Trustee prior to expiration of such thirty-day period with respect to the proposed abandonment of such property, then such property may be abandoned only pursuant to an application made to the Court. In the absence of any such objection, such property may be abandoned without further order of the Court.

             9.11 No Recourse. No recourse shall ever be had, directly or indirectly, against the Liquidating Trustee personally or against any agent, employee or Retained Liquidation Professional of the Liquidating Trustee, by legal or equitable proceedings or by virtue any statute or otherwise, nor upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever executed by the Liquidating Trustee under this Liquidation Plan, or by reason of the creation of any indebtedness by the Liquidating Trustee under this Liquidation Plan for any purpose authorized by this Liquidation Plan, it being expressly understood and agreed that all such liabilities, covenants, and agreements of the Liquidating Trustee, whether in writing or otherwise, shall be enforceable only against and be satisfied only out of the Residual Liquidation Assets or such part thereof as shall, under the terms of any such agreement, be liable therefor or shall be evidence only of a right of payment out of the Residual Liquidation Assets provided, however, that nothing contained in this Section 9.11 shall affect the liability of any of the parties listed above for gross negligence or willful misconduct.

             9.12 Limited Liability. The Liquidating Trustee shall not be liable for any act he or she may do or omit to do while acting in good faith and in the exercise of its best judgment, and the fact that such act or omission was advised by an authorized attorney (or other Retained Liquidation Professional) for the Liquidating Trustee shall be conclusive evidence of such good faith and best judgment; nor shall the Liquidating Trustee be liable in any event, except for its gross negligence or willful misconduct.

             9.13 Resignation. The Liquidating Trustee may resign at any time by giving at least thirty (30) days' written notice to the Oversight Nominee and the United States Trustee. In case of the resignation, removal or death of a Liquidating Trustee, a successor shall thereupon be appointed by agreement of the Oversight Nominee and the United States Trustee.

             9.14 Reserves.

                 (a) The Disputed Claims Reserve. Upon (i) the Liquidating Trustee's determination that Disputed Claims have been asserted against a Liquidating Debtor and (ii) the Liquidating Trustee's identification of Net Liquidation Proceeds that are not Collateral, the Liquidating Trustee shall establish the Disputed Claims Reserve, in order to make disbursements to each holder of a Disputed Claim against the applicable Liquidating Debtor, as provided in Article VII of this Liquidation Plan, whose Claim is or becomes an Allowed Claim, as the case may be, in the amount specified in the Final Order allowing such Disputed Claim on the Liquidation Distribution Date occurring after such order becomes a Final Order.

                  (b) The Operating Reserve. On the Effective Date, the Liquidating Trustee shall establish the Operating Reserve in order to pay all Priority Tax Claims and Priority Non-Tax Claims of the Liquidating Debtors and any Oversight Nominee Expenses and Dissolution Expenses. The Operating Reserve shall be funded in an amount not to exceed $500,000, pursuant to the Secured Creditor Direction and Reorganized Covanta's payment of the Operating Reserve Deficiency Amount, if any. Upon the latest to occur of (i) the entry of the Final Order closing each of the Liquidating Debtors' Chapter 11 Cases, (ii) the Final Liquidation Determination Date and (iii) the final payment of any Dissolution Expenses and Oversight Nominee Expenses, to the extent that there is any Cash in the Operating Reserve, the Liquidating Trustee shall contribute such Cash to Reorganized Covanta.

                  (c) The Administrative Expense Claims Reserve.
On the Effective Date, the Liquidating Trustee shall establish the Administrative Expense Claims Reserve in order to pay all Administrative Expense Claims of the Liquidating Debtors. The Administrative Expense Claims Reserve shall be funded in an amount up to $2,500,000, pursuant to the Secured Creditor Direction. Upon the latest to occur of (i) the entry of the Final Order closing each of the Liquidating Debtors' Chapter 11 Cases, (ii) the Final Liquidation Determination Date and (iii) the final payment of any Dissolution Expenses and Oversight Nominee Expenses, to the extent that there is any Cash in the Administrative Expense Claims Reserve, the Liquidating Trustee shall contribute such Cash to Reorganized Covanta.

             9.15 Statements. (a) The Liquidating Trustee shall maintain a record of the names and addresses of all holders of Allowed Unsecured Liquidation Claims against the applicable Liquidating Debtor for purposes of mailing Distributions to them. The Liquidating Trustee may rely on the name and address set forth in the applicable Liquidating Debtor's schedules filed with the Court, except to the extent a different name and/or address shall be set forth in a proof of claim filed by such holder in the cases, and the Liquidating Trustee may rely on the names and addresses in such schedules and/or proof of claim as being true and correct unless and until notified in writing.

                  (b) The Liquidating Trustee shall file all tax returns and other filings with Governmental Units on behalf of the Liquidating Trust and the Residual Liquidation Assets it holds.

             9.16 Further Authorization. The Liquidating Trustee shall be entitled to seek such orders, judgments, injunctions and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of this Liquidation Plan.

                                   ARTICLE X

                      APPOINTMENT OF THE OVERSIGHT NOMINEE

             10.1 Appointment of the Oversight Nominee. The Oversight Nominee shall be designated by the Liquidating Debtors in the Notice of Designation, which shall be filed with the Court on or before ten (10) days prior to the Confirmation Hearing. The appointment of the Oversight Nominee shall become effective upon the occurrence of the Effective Date.

             10.2 Authority and Responsibility of the Oversight Nominee. The Oversight Nominee shall have the authority and responsibility to review the activities and performance of the Liquidating Trustee, and shall have the authority to remove and replace the Liquidating Trustee. It shall have such further authority as may be specifically granted or necessarily implied by this Liquidation Plan.

             10.3 Limited Liability. The Oversight Nominee shall not be liable for anything other than its own acts as shall constitute willful misconduct or gross negligence of its duties. None of the Oversight Nominee's designees, agents or representatives or their respective employees, shall incur or be under any liability or obligation by reason of any act done or omitted to be done, by the Oversight Nominee or its designee, agent or representative or their employees. The Oversight Nominee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with counsel, accountants and its agents, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Oversight Nominee determines not to consult with counsel, accountants or its agents, such determination shall not be deemed to impose any liability on the Oversight Nominee.

             10.4 The Oversight Nominee Expenses. The Oversight Nominee Expenses shall be paid by the Liquidating Trustee out of the Operating Reserve.

                                   ARTICLE XI

         CONDITIONS PRECEDENT TO THE CONFIRMATION AND THE EFFECTIVE DATE

             11.1 Conditions to Confirmation. Each of the following is a condition to the Confirmation Date:

                  (a) the entry of a Final Order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code;

                  (b) the proposed Confirmation Order shall be in form and substance, reasonably acceptable to the Liquidating Debtors;

                  (c) all provisions, terms and conditions of this Liquidation Plan are approved in the Confirmation Order;

                  (d) the Confirmation Order shall contain a finding that any Intercompany Claim held by a Liquidating Debtor, Reorganizing Debtor or Heber Debtor is the exclusive property of such Liquidating Debtor, Reorganizing Debtor or Heber Debtor or debtor-in-possession pursuant to section 541 of the Bankruptcy Code; and

                  (e) the Confirmation Order shall contain a ruling that each of the Intercompany Claims held by the Reorganizing Debtors, the Heber Debtors or the Liquidating Debtors against (i) the Liquidating Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (ii) the other persons or entities identified in Section 12.6 of this Liquidation Plan will be fully settled and released as of the Effective Date.

             11.2 Conditions Precedent to the Effective Date. Each of the following is a condition precedent to the Effective Date of this Liquidation
Plan:

                  (a) That the Confirmation Order (i) shall have been entered by the Court and become a Final Order (ii) be in form and substance satisfactory to the Reorganizing Debtors, the Heber Debtors and the Liquidating Debtors and
(iii) provide that the Liquidating Debtors, the Reorganizing Debtors, the Heber Debtors and the Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Liquidation Plan and the Reorganization Plan;

                  (b) that the Liquidating Trustee has entered into the Liquidating Trust Agreement, with the Liquidating Debtors and is willing to serve in such capacity and the terms of its service and compensation shall have been approved by the Court at the Confirmation Hearing;

                  (c) that the conditions precedent to the Effective Date of the Reorganization Plan shall have been satisfied or waived;

                  (d) the Liquidating Debtors, the Reorganizing Debtors and the Heber Debtors shall be authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and the agreements or documents created in connection with the Liquidation Plan and the Reorganization Plan; and

                  (e) all actions, documents and agreements necessary to implement the Liquidation Plan and the Reorganization Plan shall have been effected or executed.

             11.3 Waiver of Conditions. The Liquidating Debtors may waive any of the foregoing conditions set forth in Section 11.1 and 11.2 of this Liquidation Plan without leave of or notice to the Court and without any formal action other than proceeding with confirmation of this Liquidation Plan or emergence from bankruptcy.

             11.4 Failure to Satisfy or Waiver of Conditions Precedent. In the event that any or all of the conditions specified in Section 11.1 or 11.2 of this Liquidation Plan have not been satisfied or waived in accordance with the provisions of this Article XI on or before December 19, 2003 (which date may be extended by the Liquidating Debtors, and upon notification submitted by the Liquidating Debtors to the Court, (a) the Confirmation Order shall be vacated (except as it may relate to the Heber Debtors), (b) no distributions under the Liquidation Plan shall be made, (c) the Liquidating Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though such date never occurred, and (d) all the Liquidating Debtors' respective obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interests or to constitute a waiver or release of any claims by or against any Liquidating Debtor or any other Person or to prejudice in any manner the rights of any Liquidating Debtor or any Person in any further proceedings involving any Liquidating Debtor or any Person.

                                  ARTICLE XII

                             EFFECT OF CONFIRMATION

             12.1 Discharge. Pursuant to section 1141(d)(3) of the Bankruptcy Code, occurrence of the Confirmation Date will not discharge Claims against the Liquidating Debtors; provided, however, that no holder of a Claim against any Liquidating Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Liquidating Debtor, Reorganizing Debtor or Heber Debtor their respective successors or their respective property, except as expressly provided herein.

             12.2 Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of this Liquidation Plan shall bind all present and former holders of a Claim against, or Equity Interest in, the applicable Liquidating Debtor and its respective successors and assigns, whether or not the Claim or Equity Interest of such holder is Impaired under this Liquidation Plan and whether or not such holder has filed a Proof of Claim or Equity Interest or accepted this Liquidation Plan.

             12.3 Term of Injunctions or Stays. Unless otherwise provided herein, all injunctions or stays arising under section 105 or 362 of the Bankruptcy Code, any order entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

             12.4 Injunction Against Interference with Liquidation Plan. Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present and former employees, agents, officers, directors and principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Liquidation Plan.

             12.5 Exculpation. Notwithstanding anything herein to the contrary, as of the Effective Date, none of (i) the Liquidating Debtors or their respective officers, directors and employees, (ii) the Specified Personnel,
(iii) the Committee and any subcommittee thereof, (iv) the Agent Banks, the DIP Agents, the steering committee for the holders of the Secured Bank Claims and the Bondholders Committee, (v) the accountants, financial advisors, investment bankers, and attorneys for the Liquidating Debtors, (vi) the Liquidating Trustee and (vii) the directors, officers, employees, partners, members, agents, representatives, accountants, financial advisors, investment bankers, attorneys, employees or affiliates for any of the persons or entities described in (i),
(iii), (iv), (v) or (vi) of this Section 12.5 shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the commencement or conduct of the Chapter 11 Cases; the reorganization of the Reorganizing Debtors and Heber Debtors; formulating, negotiating or implementing the Liquidation Plan; the solicitation of acceptances of the Liquidation Plan; the pursuit of confirmation of the Liquidation Plan; the confirmation, consummation or administration of the Liquidation Plan or the property to be distributed under the Liquidation Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Liquidation Plan.

             12.6 Release Granted by the Liquidating Debtors. As of the Effective Date, the Liquidating Debtors, on behalf of themselves and their Estates, shall be deemed to release unconditionally all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whatsoever, against the Reorganizing Debtors, Heber Debtors and the Reorganizing Debtors', Heber Debtors' and Liquidating Debtors' respective officers, directors, employees, partners, members, affiliates, advisors, attorneys, financial advisors, accountants, investment bankers and other professionals, and the Committee's members, advisors, attorneys, financial advisors, investment bankers, accountants and other professionals, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above with respect to any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Liquidating Debtors, the Reorganizing Debtors and the Heber Debtors, the Chapter 11 Cases, the Reorganization Plan, the Heber Reorganization Plan or this Liquidation Plan.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

             13.1 Retention of Jurisdiction. The Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and this Liquidation Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following non-exclusive purposes:

                  (a) To determine the allowance or classification of Claims and to hear and determine any objections thereto;

                  (b) to hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases, and the allowance of any Claims resulting therefrom;

                  (c) to determine any and all motions, adversary proceedings, applications, contested matters and other litigated matters in connection with the Chapter 11 Cases that may be pending in the Court on, or initiated after, the Effective Date;

                  (d) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (e) to issue such orders in aid of the execution, implementation and consummation of this Liquidation Plan to the extent authorized by section 1142 of the Bankruptcy Code or otherwise;

                  (f) to construe and take any action to enforce this Liquidation Plan;

                  (g) to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

                  (h) to modify the Liquidation Plan pursuant to section 1127 of the Bankruptcy Code, or to remedy any apparent non-material defect or omission in this Liquidation Plan, or to reconcile any non-material inconsistency in the Liquidation Plan so as to carry out its intent and purposes;

                  (i) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

                  (j) to resolve any disputes over the reasonableness, accuracy and proper scope of any Dissolution Expenses (including those of the Liquidating Trustee and any Retained Liquidation Professionals);

                  (k) to determine any other requests for payment of Priority Tax Claims, Priority Non-Tax Claims or Administrative Expense Claims;

                  (l) to hear and determine all matters relating to the 9.25% Debentures Adversary Proceeding, including any disputes arising in connection with the interpretation, implementation or enforcement of any settlement agreement related thereto;

                  (m) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Liquidation Plan;

                  (n) to consider and act on the compromise and settlement or payment of any Claim against the Liquidating Debtors;

                  (o) to recover all assets of Liquidating Debtors and property of the Estates, wherever located;

                  (p) to determine all questions and disputes regarding title to the assets of the Liquidating Debtors or their Estates;

                  (q) to issue injunctions, enter and implement other orders or to take such other actions as may be necessary or appropriate to restrain interference by any entity with the consummation, implementation or enforcement of the Liquidation Plan or the Confirmation Order;

                  (r) to remedy any breach or default occurring under this Liquidation Plan;

                  (s) to resolve and finally determine all disputes that may relate to, impact on or arise in connection with, this Liquidation Plan;

                  (t) to hear and determine matters concerning state, local, and federal taxes for any period of time, including, without limitation, pursuant to sections 346, 505, 1129 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after each of the applicable Petition Dates through, and including, the Final Liquidation Distribution Date);

                  (u) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

                  (v) to hear any other matter consistent with the provisions of the Bankruptcy Code; and

                  (w) to enter a final decree closing the Chapter 11 Cases.

             13.2 Deletion of Classes and Subclasses. Any class or subclass of Claims that does not contain as an element thereof an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing shall be deemed deleted from this Liquidation Plan for purposes of voting to accept or reject this Liquidation Plan and for purposes of determining acceptance or rejection of this Liquidation Plan by such class or subclass under section 1129(a)(8) of the Bankruptcy Code.

             13.3 Courts of Competent Jurisdiction. If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of this Liquidation Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other Court having competent jurisdiction with respect to such matter.

             13.4 Payment of Statutory Fees. All fees payable for any particular Liquidating Debtor, pursuant to section 1930 of Title 28 of the United States Code shall be paid through the entry of a final decree closing the Chapter 11 Case of such Liquidating Debtor. Unless relieved of any of the obligation to pay the United States Trustee Fees by further order of the Court, the Liquidating Trustee shall timely pay the United States Trustee Fees, and after the Confirmation Date, the Liquidating Trustee shall file with the Court and serve on the United States Trustee a quarterly disbursement report for each quarter, or portion thereof, until a final decree closing the Chapter 11 Cases has been entered, or the Chapter 11 Cases dismissed or converted to another chapter, in a format prescribed by and provided by the United States Trustee.

             13.5 Dissolution of the Committee. On the Effective Date, the Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Committee's attorneys, accountants, and other agents, shall terminate, except as otherwise expressly authorized pursuant to the Reorganization Plan.

             13.6 Effectuating Documents and Further Transactions. The chief executive officer of each of the Liquidating Debtors, or his or her designee, shall be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions on behalf of the Liquidating Debtors as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Liquidation Plan, without any further action by or approval of the Board of Directors or other governing body of the Liquidating Debtors.

             13.7 Successors and Assigns. The rights, benefits and obligations of any person named or referred to in this Liquidation Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assignee of such person.

             13.8 Governing Law. Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights, duties and obligations arising under this Liquidation Plan shall be governed by and construed in accordance with the laws of the State of New York.

             13.9 Modification of Plan. Subject to the provisions of Section 5.5 of this Liquidation Plan, the Liquidating Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Liquidation Plan at any time prior to the entry of the Confirmation Order. Additionally, the Liquidating Debtors reserve the right to alter, amend, modify, revoke or withdraw the Liquidation Plan as it applies to any particular Liquidating Debtor. After the entry of the Confirmation Order, the Liquidating Trustee may, upon approval of the Oversight Nominee and order of the Court, amend or modify this Liquidation Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Liquidation Plan in such a manner as may be necessary to carry out the purpose and intent of this Liquidation Plan. A holder of an Allowed Claim or Equity Interest that is deemed to have accepted this Liquidation Plan shall be deemed to have accepted this Liquidation Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

                  Additionally, the Liquidating Debtors reserve their rights to redesignate Liquidating Debtors as Reorganizing Debtors, Heber Debtors or Liquidating Debtors at any time prior to ten (10) days prior to the Confirmation Hearing. Holders of Claims or Equity Interests who are entitled to vote on the Reorganization Plan, the Heber Reorganization Plan or the Liquidation Plan and who are affected by any such redesignation shall have five (5) days from the notice of such redesignation to vote to accept or reject the Reorganization Plan, the Heber Reorganization Plan or the Liquidation Plan, as the case may be. The Liquidating Debtors also reserve the right to withdraw prior to the Confirmation Hearing one or more Liquidating Debtors from the Liquidation Plan, as the case may be, and to thereafter file a plan solely with respect to such Liquidating Debtor or Liquidating Debtors.

            13.10 Rules of Construction. For purposes of this Liquidation Plan, the following rules of interpretation apply:

                  (a) The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Liquidation Plan as a whole and not to any particular section, subsection, or clause contained in this Liquidation Plan.

                  (b) The word "including" shall mean "including without limitation."

                  (c) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                  (d) Any reference in this Liquidation Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

                  (e) Any reference in this Liquidation Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented.

                  (f) Unless otherwise specified, all references in this Liquidation Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Liquidation Plan.

                  (g) Captions and headings to Articles and Sections are inserted for convenience of reference only are not intended to be a part of or to affect the interpretation of this Liquidation Plan.

                  (h) Unless otherwise expressly provided, the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply to this Liquidation Plan.

            13.11 Computation of Time. In computing any period of time prescribed or allowed by this Liquidation Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006 shall apply.

            13.12 Notices. Following the Effective Date, any notices to or requests of the Liquidation Debtors by parties in interest under or in connection with this Liquidation Plan shall be in writing and served either by
(a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the Liquidating Trustee and any counsel to the Liquidating Trustee (each such party to be designated in the Notice of Designation).

            13.13 Exhibits. All Exhibits and Schedules to this Liquidation Plan are incorporated into and are a part of this Liquidation Plan as if set forth in full herein.

            13.14 Counterparts. This Liquidation Plan may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

            13.15 Severability. If, prior to the Confirmation Date, any term or provision of this Liquidation Plan is determined by the Court to be invalid, void or unenforceable, the Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Liquidation Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding alteration or interpretation. The Confirmation Order will constitute a judicial interpretation that each term and provision of this Liquidation Plan, as it may have been altered or interpreted in accordance with the forgoing, is valid and enforceable pursuant to its terms. Additionally, if the Court determines that the Liquidation Plan, as it applies to any particular Liquidating Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code (and cannot be altered or interpreted in a way that makes it confirmable), such determination shall not limit or affect
(a) the confirmability of the Liquidation Plan as it applies to any other Liquidating Debtor or (b) the Liquidating Debtors' ability to modify the Liquidation Plan, as it applies to any particular Liquidating Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

Dated:   October 3, 2003



                                    OGDEN NEW YORK SERVICES, INC.


                                      By: /s/ Scott G. Mackin
                                          ------------------------------------



                                    ALPINE FOOD PRODUCTS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    BDC LIQUIDATING CORP.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    BOULDIN DEVELOPMENT CORP.



                                      By:  /s/ Scott G. Mackin
                                           -----------------------------------

                                    COVANTA CONCERTS HOLDINGS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------



                                    COVANTA ENERGY SAO JERONIMO, INC.



                                      By:  /s/ Scott G. Mackin
                                           ------------------------------------

                                    COVANTA EQUITY OF ALEXANDRIA/ARLINGTON, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA EQUITY OF STANISLAUS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA FINANCIAL SERVICES, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA HUNTINGTON, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA KEY LARGO, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA NORTHWEST PUERTO RICO, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA OIL & GAS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA POWER DEVELOPMENT OF BOLIVIA, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA POWER DEVELOPMENT, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA SECURE SERVICES USA, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA WASTE SOLUTIONS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    DOGGIE DINER, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    GULF COAST CATERING COMPANY, INC.



                                      By:  /s/ Scott G. Mackin
                                           -------------------

                                    J.R. JACK'S CONSTRUCTION CORPORATION



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    LENZAR ELECTRO-OPTICS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    LOGISTICS OPERATIONS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OFFSHORE FOOD SERVICE, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OFS EQUITY OF ALEXANDRIA/ARLINGTON,
                                    INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OFS EQUITY OF BABYLON, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OFS EQUITY OF DELAWARE, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OFS EQUITY OF HUNTINGTON, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OFS EQUITY OF INDIANAPOLIS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OFS EQUITY OF STANISLAUS, INC.



                                      By: /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN ALLIED ABATEMENT &
                                    DECONTAMINATION SERVICE, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN ALLIED MAINTENANCE CORP.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN ALLIED PAYROLL SERVICES, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN ATTRACTIONS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN AVIATION DISTRIBUTING CORP.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN AVIATION FUELING COMPANY OF
                                    VIRGINIA, INC.



                                      By: /s/ Scott G. Mackin
                                          ------------------------------------



                                    OGDEN AVIATION SECURITY SERVICES OF
                                    INDIANA, INC.



                                      By: /s/ Scott G. Mackin
                                           ------------------------------------

                                    OGDEN AVIATION SERVICE COMPANY OF
                                    COLORADO, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN AVIATION SERVICE COMPANY OF
                                    PENNSYLVANIA, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN AVIATION SERVICE INTERNATIONAL
                                    CORPORATION



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN AVIATION TERMINAL SERVICES, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN AVIATION, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN CARGO SPAIN, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN CENTRAL AND SOUTH AMERICA, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN CISCO, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN COMMUNICATIONS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN CONSTRUCTORS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN ENVIRONMENTAL &
                                    ENERGY SERVICES CO., INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN FACILITY HOLDINGS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN FACILITY MANAGEMENT CORPORATION
                                    OF ANAHEIM



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN FACILITY MANAGEMENT CORPORATION
                                    OF WEST VIRGINIA



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN FILM AND THEATRE, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------



                                    OGDEN FIREHOLE ENTERTAINMENT CORP.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN FOOD SERVICE CORPORATION OF
                                    MILWAUKEE, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN INTERNATIONAL EUROPE, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN LEISURE, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN MANAGEMENT SERVICES, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    COVANTA TULSA, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------



                                    OGDEN PIPELINE SERVICE CORPORATION



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN SERVICES CORPORATION



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN SUPPORT SERVICES, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN TECHNOLOGY SERVICES CORPORATION



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    OGDEN TRANSITION CORPORATION



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    PA AVIATION FUEL HOLDINGS, INC.



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                                    PHILADELPHIA FUEL FACILITIES CORPORATION



                                      By:  /s/ Scott G. Mackin
                                          ------------------------------------

                        EXHIBIT 1 TO THE LIQUIDATION PLAN

                           LIST OF LIQUIDATING DEBTORS

Liquidating Debtor                                            Case Number
------------------                                            -----------

Alpine Food Products, Inc.                                    03-13679 (CB)
BDC Liquidating Corp.                                         03-13681 (CB)
Bouldin Development Corp.                                     03-13680 (CB)
Covanta Concerts Holdings, Inc.                               02-16322 (CB)
Covanta Energy Sao Jeronimo, Inc.                             02-40854 (CB)
Covanta Equity of Alexandria/Arlington, Inc.                  03-13682 (CB)
Covanta Equity of Stanislaus, Inc.                            03-13683 (CB)
Covanta Financial Services, Inc.                              02-40947 (CB)
Covanta Huntington, Inc.                                      02-40918 (CB)
Covanta Key Largo, Inc.                                       02-40864 (CB)
Covanta Northwest Puerto Rico, Inc.                           02-40942 (CB)
Covanta Oil & Gas, Inc.                                       02-40878 (CB)
Covanta Power Development of Bolivia, Inc.                    02-40856 (CB)
Covanta Power Development, Inc.                               02-40855 (CB)
Covanta Secure Services USA, Inc.                             02-40896 (CB)
Covanta Tulsa, Inc.                                           02-40945 (CB)
Covanta Waste Solutions, Inc.                                 02-40897 (CB)
Doggie Diner, Inc.                                            03-13684 (CB)
Gulf Coast Catering Company, Inc.                             03-13685 (CB)
J.R. Jack's Construction Corporation                          02-40857 (CB)
Lenzar Electro-Optics, Inc.                                   02-40832 (CB)
Logistics Operations, Inc.                                    03-13688 (CB)
Offshore Food Service, Inc.                                   03-13694 (CB)
OFS Equity of Alexandria/Arlington, Inc.                      03-13687 (CB)
OFS Equity of Babylon, Inc.                                   03-13690 (CB)
OFS Equity of Delaware, Inc.                                  03-13689 (CB)
OFS Equity of Huntington, Inc.                                03-13691 (CB)
OFS Equity of Indianapolis, Inc.                              03-13693 (CB)
OFS Equity of Stanislaus, Inc.                                03-13692 (CB)
Ogden Allied Abatement & Decontamination Service, Inc.        02-40827 (CB)
Ogden Allied Maintenance Corp.                                02-40828 (CB)
Ogden Allied Payroll Services, Inc.                           02-40835 (CB)
Ogden Attractions, Inc.                                       02-40836 (CB)
Ogden Aviation Distributing Corp.                             02-40829 (CB)
Ogden Aviation Fueling Company of Virginia, Inc.              02-40837 (CB)
Ogden Aviation Security Services of Indiana, Inc.             03-13695 (CB)
Ogden Aviation Service Company of Colorado, Inc.              02-40839 (CB)
Ogden Aviation Service Company of Pennsylvania, Inc.          02-40834 (CB)
Ogden Aviation Service International Corporation              02-40830 (CB)
Ogden Aviation Terminal Services, Inc.                        03-13696 (CB)
Ogden Aviation, Inc.                                          02-40838 (CB)
Ogden Cargo Spain, Inc.                                       02-40843 (CB)
Ogden Central and South America, Inc.                         02-40844 (CB)
Ogden Cisco, Inc.                                             03-13698 (CB)
Ogden Communications, Inc.                                    03-13697 (CB)
Ogden Constructors, Inc.                                      02-40858 (CB)
Ogden Environmental & Energy Services Co., Inc.               02-40859 (CB)
Ogden Facility Holdings, Inc.                                 02-40845 (CB)
Ogden Facility Management Corporation of Anaheim              02-40846 (CB)
Ogden Facility Management Corporation of West Virginia        03-13699 (CB)
Ogden Film and Theatre, Inc.                                  02-40847 (CB)
Ogden Firehole Entertainment Corp.                            02-40848 (CB)
Ogden Food Service Corporation of Milwaukee, Inc.             03-13701 (CB)
Ogden International Europe, Inc.                              02-40849 (CB)
Ogden Leisure, Inc.                                           03-13700 (CB)
Ogden Management Services, Inc.                               03-13702 (CB)
Ogden New York Services, Inc.                                 02-40826 (CB)
Ogden Pipeline Service Corporation                            03-13704 (CB)
Ogden Services Corporation                                    02-40850 (CB)
Ogden Support Services, Inc.                                  02-40851 (CB)
Ogden Technology Services Corporation                         03-13703 (CB)
Ogden Transition Corporation                                  03-13705 (CB)
PA Aviation Fuel Holdings, Inc.                               02-40852 (CB)
Philadelphia Fuel Facilities Corporation                      02-40853 (CB)

                        EXHIBIT 2 TO THE LIQUIDATION PLAN

                          LIST OF REORGANIZING DEBTORS


Reorganizing Debtor                                           Case Number
-------------------                                           -----------

Covanta Acquisition, Inc.                                     02-40861 (CB)
Covanta Alexandria/Arlington, Inc.                            02-40929 (CB)
Covanta Babylon, Inc.                                         02-40928 (CB)
Covanta Bessemer, Inc.                                        02-40862 (CB)
Covanta Bristol, Inc.                                         02-40930 (CB)
Covanta Cunningham Environmental Support Services, Inc.       02-40863 (CB)
Covanta Energy Americas, Inc.                                 02-40881 (CB)
Covanta Energy Construction, Inc.                             02-40870 (CB)
Covanta Energy Corporation                                    02-40841 (CB)
Covanta Energy Group, Inc.                                    03-13707 (CB)
Covanta Energy International, Inc.                            03-13706 (CB)
Covanta Energy Resource Corp.                                 02-40915 (CB)
Covanta Energy Services of New Jersey, Inc.                   02-40900 (CB)
Covanta Energy Services, Inc.                                 02-40899 (CB)
Covanta Energy West, Inc.                                     02-40871 (CB)
Covanta Engineering Services, Inc.                            02-40898 (CB)
Covanta Fairfax, Inc.                                         02-40931 (CB)
Covanta Geothermal Operations Holdings, Inc.                  02-40873 (CB)
Covanta Geothermal Operations, Inc.                           02-40872 (CB)
Covanta Heber Field Energy, Inc.                              02-40893 (CB)
Covanta Hennepin Energy Resource Co., L.P.                    02-40906 (CB)
Covanta Hillsborough, Inc.                                    02-40932 (CB)
Covanta Honolulu Resource Recovery Venture                    02-40905 (CB)
Covanta Huntington Limited Partnership                        02-40916 (CB)
Covanta Huntington Resource Recovery One Corp.                02-40919 (CB)
Covanta Huntington Resource Recovery Seven Corp.              02-40920 (CB)
Covanta Huntsville, Inc.                                      02-40933 (CB)
Covanta Hydro Energy, Inc.                                    02-40894 (CB)
Covanta Hydro Operations West, Inc.                           02-40875 (CB)
Covanta Hydro Operations, Inc.                                02-40874 (CB)
Covanta Imperial Power Services, Inc.                         02-40876 (CB)
Covanta Indianapolis, Inc.                                    02-40934 (CB)
Covanta Kent, Inc.                                            02-40935 (CB)
Covanta Lake, Inc.                                            02-40936 (CB)
Covanta Lancaster, Inc.                                       02-40937 (CB)
Covanta Lee, Inc.                                             02-40938 (CB)
Covanta Long Island, Inc.                                     02-40917 (CB)
Covanta Marion Land Corp.                                     02-40940 (CB)
Covanta Marion, Inc.                                          02-40939 (CB)
Covanta Mid-Conn, Inc.                                        02-40911 (CB)
Covanta Montgomery, Inc.                                      02-40941 (CB)
Covanta New Martinsville Hydro-Operations Corp.               02-40877 (CB)
Covanta Oahu Waste Energy Recovery, Inc.                      02-40912 (CB)
Covanta Onondaga Five Corp.                                   02-40926 (CB)
Covanta Onondaga Four Corp.                                   02-40925 (CB)
Covanta Onondaga Limited Partnership                          02-40921 (CB)
Covanta Onondaga Operations, Inc.                             02-40927 (CB)
Covanta Onondaga Three Corp.                                  02-40924 (CB)
Covanta Onondaga Two Corp.                                    02-40923 (CB)
Covanta Onondaga, Inc.                                        02-40922 (CB)
Covanta Operations of Union, LLC                              02-40909 (CB)
Covanta OPW Associates, Inc.                                  02-40908 (CB)
Covanta OPWH, Inc.                                            02-40907 (CB)
Covanta Pasco, Inc.                                           02-40943 (CB)
Covanta Power Equity Corp.                                    02-40895 (CB)
Covanta Power International Holdings, Inc.                    03-13708 (CB)
Covanta Projects, Inc.                                        03-13709 (CB)
Covanta Projects of Hawaii, Inc.                              02-40913 (CB)
Covanta Projects of Wallingford, L.P.                         02-40903 (CB)
Covanta RRS Holdings, Inc.                                    02-40910 (CB)
Covanta Secure Services, Inc.                                 02-40901 (CB)
Covanta SIGC Geothermal Operations, Inc.                      02-40883 (CB)
Covanta Stanislaus, Inc.                                      02-40944 (CB)
Covanta Systems, Inc.                                         02-40948 (CB)
Covanta Tampa Bay, Inc.                                       02-40865 (CB)
Covanta Union, Inc.                                           02-40946 (CB)
Covanta Wallingford Associates, Inc.                          02-40914 (CB)
Covanta Waste to Energy of Italy, Inc.                        02-40902 (CB)
Covanta Waste to Energy, Inc.                                 02-40949 (CB)
Covanta Water Holdings, Inc.                                  02-40866 (CB)
Covanta Water Systems, Inc.                                   02-40867 (CB)
Covanta Water Treatment Services, Inc.                        02-40868 (CB)
DSS Environmental, Inc.                                       02-40869 (CB)
ERC Energy II, Inc.                                           02-40890 (CB)
ERC Energy, Inc.                                              02-40891 (CB)
Heber Field Energy II, Inc.                                   02-40892 (CB)
Heber Loan Partners                                           02-40889 (CB)
OPI Quezon, Inc.                                              02-40860 (CB)
Three Mountain Operations, Inc.                               02-40879 (CB)
Three Mountain Power, LLC                                     02-40880 (CB)

                        EXHIBIT 3 TO THE LIQUIDATION PLAN

                    LIST OF LIQUIDATING DEBTORS THAT FILED ON
               INITIAL PETITION DATE AND SUBSEQUENT PETITION DATE

             SCHEDULE of LIQUIDATING DEBTORS FILING ON APRIL 1, 2002
                           (THE INITIAL PETITION DATE)


Liquidating Debtor                                            Case Number
------------------                                            -----------

Covanta Energy Sao Jeronimo, Inc.                             02-40854 (CB)
Covanta Financial Services, Inc.                              02-40947 (CB)
Covanta Huntington, Inc.                                      02-40918 (CB)
Covanta Key Largo, Inc.                                       02-40864 (CB)
Covanta Northwest Puerto Rico, Inc.                           02-40942 (CB)
Covanta Oil & Gas, Inc.                                       02-40878 (CB)
Covanta Power Development of Bolivia, Inc.                    02-40856 (CB)
Covanta Power Development, Inc.                               02-40855 (CB)
Covanta Secure Services USA, Inc.                             02-40896 (CB)
Covanta Tulsa, Inc.                                           02-40945 (CB)
Covanta Waste Solutions, Inc.                                 02-40897 (CB)
J.R. Jack's Construction Corporation                          02-40857 (CB)
Lenzar Electro-Optics, Inc.                                   02-40832 (CB)
Ogden Allied Abatement & Decontamination Service, Inc.        02-40827 (CB)
Ogden Allied Maintenance Corp.                                02-40828 (CB)
Ogden Allied Payroll Services, Inc.                           02-40835 (CB)
Ogden Attractions, Inc.                                       02-40836 (CB)
Ogden Aviation Distributing Corp.                             02-40829 (CB)
Ogden Aviation Fueling Company of Virginia, Inc.              02-40837 (CB)
Ogden Aviation Service Company of Colorado, Inc.              02-40839 (CB)
Ogden Aviation Service Company of Pennsylvania, Inc.          02-40834 (CB)
Ogden Aviation Service International Corporation              02-40830 (CB)
Ogden Aviation, Inc.                                          02-40838 (CB)
Ogden Cargo Spain, Inc.                                       02-40843 (CB)
Ogden Central and South America, Inc.                         02-40844 (CB)
Ogden Constructors, Inc.                                      02-40858 (CB)
Ogden Environmental & Energy Services Co., Inc.               02-40859 (CB)
Ogden Facility Holdings, Inc.                                 02-40845 (CB)
Ogden Facility Management Corporation of Anaheim              02-40846 (CB)
Ogden Film and Theatre, Inc.                                  02-40847 (CB)
Ogden Firehole Entertainment Corp.                            02-40848 (CB)
Ogden International Europe, Inc.                              02-40849 (CB)
Ogden New York Services, Inc.                                 02-40826 (CB)
Ogden Services Corporation                                    02-40850 (CB)
Ogden Support Services, Inc.                                  02-40851 (CB)
PA Aviation Fuel Holdings, Inc.                               02-40852 (CB)
Philadelphia Fuel Facilities Corporation                      02-40853 (CB)

             SCHEDULE OF LIQUIDATING DEBTORS FILING ON JUNE 6, 2003
                         (THE SUBSEQUENT PETITION DATE)


Liquidating Debtor                                            Case Number
------------------                                            -----------

Alpine Food Products, Inc.                                    03-13679 (CB)
BDC Liquidating Corp.                                         03-13681 (CB)
Bouldin Development Corp.                                     03-13680 (CB)
Covanta Equity of Alexandria/Arlington, Inc.                  03-13682 (CB)
Covanta Equity of Stanislaus, Inc.                            03-13683 (CB)
Doggie Diner, Inc.                                            03-13684 (CB)
Gulf Coast Catering Company, Inc.                             03-13685 (CB)
Logistics Operations, Inc.                                    03-13688 (CB)
Offshore Food Service, Inc.                                   03-13694 (CB)
OFS Equity of Alexandria/Arlington, Inc.                      03-13687 (CB)
OFS Equity of Babylon, Inc.                                   03-13690 (CB)
OFS Equity of Delaware, Inc.                                  03-13689 (CB)
OFS Equity of Huntington, Inc.                                03-13691 (CB)
OFS Equity of Indianapolis, Inc.                              03-13693 (CB)
OFS Equity of Stanislaus, Inc.                                03-13692 (CB)
Ogden Aviation Security Services of Indiana, Inc.             03-13695 (CB)
Ogden Aviation Terminal Services, Inc.                        03-13696 (CB)
Ogden Cisco, Inc.                                             03-13698 (CB)
Ogden Communications, Inc.                                    03-13697 (CB)
Ogden Facility Management Corporation of West Virginia        03-13699 (CB)
Ogden Food Service Corporation of Milwaukee, Inc.             03-13701 (CB)
Ogden Leisure, Inc.                                           03-13700 (CB)
Ogden Management Services, Inc.                               03-13702 (CB)
Ogden Pipeline Service Corporation                            03-13704 (CB)
Ogden Technology Services Corporation                         03-13703 (CB)
Ogden Transition Corporation                                  03-13705 (CB)

                        EXHIBIT 4 TO THE LIQUIDATION PLAN

                              LIST OF HEBER DEBTORS

Heber Debtor                                                  Case Number
------------                                                  -----------

AMOR 14 Corporation                                           02-40886 (CB)
Covanta SIGC Energy, Inc.                                     02-40885 (CB)
Covanta SIGC Energy II, Inc.                                  02-40884 (CB)
Heber Field Company                                           02-40888 (CB)
Heber Geothermal Company                                      02-40887 (CB)
Second Imperial Geothermal Co., L.P.                          02-40882 (CB)

                        EXHIBIT 5 TO THE LIQUIDATION PLAN

                    SCHEDULE OF ASSUMED CONTRACTS AND LEASES
                    ----------------------------------------

               As of the Effective Date, all executory contracts and unexpired
               ---------------------------------------------------------------
               leases to which each Liquidating Debtor is a party shall be
               -----------------------------------------------------------
               deemed rejected, except for any executory contract or unexpired
               ---------------------------------------------------------------
               lease that (i) has been previously assumed or rejected pursuant
               ---------------------------------------------------------------
               to a Final Order of the Bankruptcy Court, (ii) is specifically
               --------------------------------------------------------------
               designated as a contract or lease on this schedule, or (iii) is
               ---------------------------------------------------------------
               the subject of a separate motion to assume (and assign) or reject
               -----------------------------------------------------------------
               filed under section 365 of the Bankruptcy Code by the Liquidating
               -----------------------------------------------------------------
               Debtor. The Liquidating Debtors reserve the right to add or
               -----------------------------------------------------------
               remove executory contracts and unexpired leases to or from this
               ---------------------------------------------------------------
               schedule at any time prior to the Effective Date.
               -------------------------------------------------


                                            Name and Address                     Description of Contract
    Name of Liquidating                    of the Counterparty
     Debtor that is the                    (or Other Party)
    Party to the Contract                   to the Contract


  1. Covanta Concerts Holdings, Inc.                                         No executory contract or unexpired
                                                                             lease will be assumed.

  2. Covanta Energy Sao Jeronimo, Inc.                                       No executory contract or unexpired
                                                                             lease will be assumed.

  3. Covanta Equity of Alexandria/                                           No executory contract or unexpired
     Arlington, Inc.                                                         lease will be assumed.

  4. Covanta Equity of Stanislaus                                            No executory contract or unexpired
                                                                             lease will be assumed.

  5. Covanta Financial Services                                              No executory contract or unexpired
                                                                             lease will be assumed.

  6. Covanta Huntington, Inc.                                                No executory contract or unexpired
                                                                             lease will be assumed.

  7. Covanta Key Largo, Inc.                                                 No executory contract or unexpired
                                                                             lease will be assumed.

  8. Covanta Northwest Puerto Rico, Inc.                                     No executory contract or unexpired
                                                                             lease will be assumed.

  9. Covanta Oil & Gas, Inc.                                                 No executory contract or unexpired
                                                                             lease will be assumed.

 10. Covanta Power Development of                                            No executory contract or unexpired
     Bolivia, Inc                                                            lease will be assumed.

 11. Covanta Power Development, Inc.                                         No executory contract or unexpired
                                                                             lease will be assumed.

 12. Covanta Secure Services USA, Inc.                                       No executory contract or unexpired
                                                                             lease will be assumed.

 13. Covanta Tulsa, Inc.                   American Electric Power           Contract for Electric Service,
                                           fka Public Service Co. of Okla    dated as of November 1, 1985.(1)
                                           P.O. Box 24421
                                           Canton, OH 44701-4421

 14.  Covanta Tulsa, Inc.                  Bank of Oklahoma N.A.             Site Lease Agreement, dated
                                           Bank of Oklahoma Tower            December 1, 1986, as amended.(1)
                                           One Williams Center
                                           Tulsa, OK 74102

 15.  Covanta Tulsa, Inc.                  Caterpillar Financial Services    950G Caterpillar Wheel Loader Lease,
                                           2120 West End Avenue              effective February 18, 2002.(1)
                                           Nashville, TN 37203-0001

 16.  Covanta Tulsa, Inc.                  GE Capital                        Toshiba Telephone System Contract,
                                           P.O. Box 802585                   effective November 12, 2001.(1)
                                           Chicago, IL 60680-2585

 17.  Covanta Tulsa, Inc.                  MW Advisors, Inc.                 Consulting Contract.(1)
                                           c/o Midwesco, Inc.
                                           7720 Lehigh
                                           Niles, IL 60648

 18.  Covanta Tulsa, Inc.                  Pitney Bowes Inc.                 Mailing Scale Lease.(1)
                                           P.O. Box 856390
                                           Louisville, KY 40285-6639

 19.  Covanta Tulsa, Inc.                  Public Service Co. of Oklahoma    Power Purchase Agreement,
                                           212 East 6th Street               dated April 4, 1984.(1)
                                           Tulsa, OK

 20.  Covanta Tulsa, Inc.                  Safety Kleen Systems, Inc.        Parts Cleaner Rental Agreement,
                                           P.O. Box 11393                    effective September 1, 2001-
                                           Columbia, SC 29211                September 1, 2004.(1)

 21.  Covanta Tulsa, Inc.                  Smithey Environment Services      Residue Hauling Agreement, dated as of
                                           1325 N. Peroia                    September 29, 2000.(1)
                                           Tulsa, OK 74106

 22.  Covanta Tulsa, Inc.                  Sun Refining & Marketing Co.      Steam Purchase Agreement, dated as of
                                           Attn: Refining Manager            March 8, 1982, as amended.(1)
                                           P. 0. Box 2039
                                           Tulsa, OK

 23.  Covanta Tulsa, Inc.                  Terminix                          Pest Control Service Agreement.(1)
                                           P.O. Box 690807
                                           Tulsa, OK 74169-0807

 24.  Covanta Tulsa, Inc.                  Tulsa Auth. for Rec. of Energy    Service Agreement, dated as of
                                           200 Civic Center                  April 9, 1984, amended by the Amended
                                           Tulsa, OK 74103                   and Restated Service Agreement, dated
                                                                             April 9, 1999.(1)

 25.  Covanta Tulsa, Inc.                  Tulsa Auth. for Rec. of Energy    The Amended and Restated Service
                                           200 Civic Center                  Agreement, dated April 9, 1999.(1)
                                           Tulsa, OK 74103

 26.  Covanta Tulsa, Inc.                  Tulsa Public Facility Auth.       Loan Agreement, dated May 1, 1984,
                                           200 Civic Center                  between Covanta Tulsa, Inc. and the
                                           Room 1006                         Tulsa Public Facility Authority.(1)
                                           Tulsa, OK 74103

 27.  Covanta Tulsa, Inc.                  Waste Management Of Oklahoma      Landfill Disposal Agreement, dated as
                                           4041 N. 141 St. East Ave          of January l, 1999.(1)
                                           Tulsa, OK 74116

 28.  Covanta Waste Solutions, Inc.                                          No executory contract or unexpired
                                                                             lease will be assumed.

 29.  Doggie Diner, Inc.                                                     No executory contract or unexpired
                                                                             lease will be assumed.

 30.  Gulf Cost Catering Company, Inc.                                       No executory contract or unexpired
                                                                             lease will be assumed.

 31.  J.R. Jacks Construction                                                No executory contract or unexpired
      Corporation                                                            lease will be assumed.

 32.  Lenzar Electro-Optics, Inc.                                            No executory contract or unexpired
                                                                             lease will be assumed.

 33.  Logistics Operations, Inc.                                             No executory contract or unexpired
                                                                             lease will be assumed.

 34.  Offshore Food Service, Inc.                                            No executory contract or unexpired
                                                                             lease will be assumed.

 35.  OFS Equity of Alexandria/                                              No executory contract or unexpired
      Arlington, Inc.                                                        lease will be assumed.

 36.  OFS Equity of Babylon, Inc.                                            No executory contract or unexpired
                                                                             lease will be assumed.

 37.  OFS Equity of Delaware, Inc.                                           No executory contract or unexpired
                                                                             lease will be assumed.

 38.  OFS Equity of Huntington, Inc.                                         No executory contract or unexpired
                                                                             lease will be assumed.

 39.  OFS Equity of Indianapolis, Inc.                                       No executory contract or unexpired
                                                                             lease will be assumed.

 40.  OFS Equity of Stanislaus, Inc.                                         No executory contract or unexpired
                                                                             lease will be assumed.

 41.  Ogden Allied Abatement &                                               No executory contract or unexpired
      Decontamination Service, Inc.                                          lease will be assumed.

 42.  Ogden Allied Maintenance Corp.                                         No executory contract or unexpired
                                                                             lease will be assumed.

 43.  Ogden Allied Payroll                                                   No executory contract or unexpired
      Services, Inc.                                                         lease will be assumed.

 44.  Ogden Attractions, Inc.                                                No executory contract or unexpired
                                                                             lease will be assumed.

 45.  Ogden Aviation Distributing Corp.                                      No executory contract or unexpired
                                                                             lease will be assumed.

 46.  Ogden Aviation Fueling                                                 No executory contract or unexpired
      Company of Virginia, Inc.                                              lease will be assumed.

 47.  Ogden Aviation Security                                                No executory contract or unexpired
      Services of Indiana, Inc.                                              lease will be assumed.

 48.  Ogden Aviation Service Company                                         No executory contract or unexpired
      of Colorado, Inc.                                                      lease will be assumed.

 49.  Ogden Aviation Service Company                                         No executory contract or unexpired
      of Pennsylvania, Inc.                                                  lease will be assumed.

 50.  Ogden Aviation Service                                                 No executory contract or unexpired
      International Corporation                                              lease will be assumed.

 51.  Ogden Aviation Terminal                                                No executory contract or unexpired
      Services, Inc.                                                         lease will be assumed.

 52.  Ogden Aviation, Inc.                                                   No executory contract or unexpired
                                                                             lease will be assumed.

 53.  Ogden Cargo Spain, Inc.                                                No executory contract or unexpired
                                                                             lease will be assumed.

 54.  Ogden Central and South                                                No executory contract or unexpired
      America, Inc.                                                          lease will be assumed.

 55.  Ogden Cisco, Inc.                                                      No executory contract or unexpired
                                                                             lease will be assumed.

 56.  Ogden Communications, Inc.                                             No executory contract or unexpired
                                                                             lease will be assumed.

 57.  Ogden Constructors, Inc.                                               No executory contract or unexpired
                                                                             lease will be assumed.

 58.  Ogden Environmental &                                                  No executory contract or unexpired
      Energy Services Co., Inc.                                              lease will be assumed.

 59.  Ogden Facility Holdings, Inc.                                          No executory contract or unexpired
                                                                             lease will be assumed.

 60.  Ogden Facility Management            Adams Steel & Kinsbursky Bros     Suite Agreement (Suite 306A), dated
      Corporation of Anaheim               Attn:  John Adams                 July 29, 2000.
                                           3200 E. Frontera St.
                                           Anaheim, CA 92806

 61.  Ogden Facility Management            Adelphia Cable Sponsorship        Sponsorship and Advertising Agreement,
      Corporation of Anaheim               Citizens Century Cable Tele.      dated August 31, 1999.
                                           3041 E. Mira Loma Ave
                                           Anaheim, CA 92806

 62.  Ogden Facility Management            Advantage Sales & Marketing       Seat Agreement (Section:  325 Row: A
      Corporation of Anaheim               Attn. Tanya Domier                Seats:  S3-S6), dated January 1, 2002.
                                           19100 Von Karman Ave., Ste. 600
                                           Irvine, CA 92612-6572

 63.  Ogden Facility Management            Aetna US Healthcare               Seat Agreement. Dated
      Corporation of Anaheim               Attn: Joann Proud                 December 1, 2001.
                                           2677 N. Main Ste., Ste. 500
                                           Santa Ana, CA 92705

 64.  Ogden Facility Management            Air Conditioning Automation       HVAC Service and Automation Agreement.
      Corporation of Anaheim               2051 E. Cerritos Avenue
                                           Bldg. 8
                                           Suite E
                                           Anaheim, CA 92806

 65.  Ogden Facility Management            Air Control Systems               Seat Agreement (Section: 311 Row: A
      Corporation of Anaheim               Attn:  Robert Leotaud             Seats:  S14-S17), dated
                                           1901 Nancita Circle               September 1, 2000.
                                           Placentia, CA 92870-6737

 66.  Ogden Facility Management            Alan Jarrick, John Feder,         Suite Agreement (Suite 317B),
      Corporation of Anaheim               Alliance Imaging & Robert Benson  dated May 14, 2000.
                                           3661 Seascape Dr. Attn:  Alan J.
                                           Huntington Beach, CA 92649

 67.  Ogden Facility Management            Alco Magazine Distt.              Seat Agreement (Section: 303 Row:
      Corporation of Anaheim               Attn:  Al Lane                    A Seats:  S15-S16), dated
                                           3193 Westhaven Dr.                July 16, 2001.
                                           Anaheim, CA 92804

 68.  Ogden Facility Management            America On Line (AOL)             Advertising Agreement.
      Corporation of Anaheim               1351 Fourth Street
                                           Suite 301
                                           Santa Monica, CA 90401

 69.  Ogden Facility Management            American Bolt                     Seat Agreement (Section:  320
      Corporation of Anaheim               Attn:  Jim Hooper                 Row: C Seats: S1-S2; Section: 320
                                           601 Kettering Drive               Row: D Seats: S1-S2)),
                                           Ontario, CA 91761                 dated July 19, 2000.

 70.  Ogden Facility Management            Ameriquest Mortgage Co.           Suite Agreement (Suite:  325B),
      Corporation of Anaheim               Attn:  Susan Woodland             dated February 1, 2002.
                                           1100 Town & Country Rd., Ste. 50
                                           Orange, CA 92868

 71.  Ogden Facility Management            Anaheim Hilton & Towers           Seat Agreement (Section: 307 Row: A
      Corporation of Anaheim               Attn:  Glenn Hale                 Seats: S5-S8), dated June 1, 1999.
                                           777 Convention Way
                                           Anaheim, CA  92802-3425

 72.  Ogden Facility Management            Anaheim Marriott                  Seat Agreement (Section: 307 Row: A
      Corporation of Anaheim               Attn:  Denise Flading             Seats: S5-S8), dated June 19, 2000.
                                           700 W. Convention Way
                                           Anaheim, CA 92802-3483

 73.  Ogden Facility Management            Anheuser-Busch, Inc.              Seat Agreement (Section 324 Row: B
      Corporation of Anaheim               Attn:  Herman Cardona             Seats S1-S4 and S13-S16), dated
                                           2829 Townsgate, #350              August 1, 2001.
                                           Westlake, CA 91362

 74.  Ogden Facility Management            Aramark Sports & Ent.             Concession Agreement.
      Corporation of Anaheim               Aramark Tower
                                           1101 Market Street 30th Fl.
                                           Philadelphia, PA 19107

 75.  Ogden Facility Management            ARB, Inc.                         Seat Agreement (Section: 32 Row: D
      Corporation of Anaheim               Attn:  John P Schauerman          Seats: S3-S6), dated
                                           26000 Commercentre Dr.            September 1, 2001.
                                           Lake Forest, CA 92630

 76.  Ogden Facility Management            Arena Network                     Agreement.
      Corporation of Anaheim               405 S. Beverly Drive
                                           5th Floor
                                           Beverly Hills, CA 90212

 77.  Ogden Facility Management            Arrow Electronics                 Suite Agreement.
      Corporation of Anaheim               50 Merkus Dr.
                                           Melville, NY 11747

 78.  Ogden Facility Management            AT&T                              Telecommunications Service Agreement,
      Corporation of Anaheim               8001 AT&T Irvine Center Drive     dated September 19, 1997.
                                           Irvine, CA 92718

 79.  Ogden Facility Management            Atherton Communications           Event Agreement.
      Corporation of Anaheim               John R. Wooden Classic
                                           Four Post Office Square
                                           Clinton, CT 06413

 80.  Ogden Facility Management            Automobile Club of S. CA          Show Your Card and Save Loyalty
      Corporation of Anaheim               Administrative Offices            Discount Program.
                                           3333 Fairview Road
                                           Costa Mesa, CA 92626-1698

 81.  Ogden Facility Management            Beckman Coulter                   Suite Agreement (Suite 303A), dated
      Corporation of Anaheim               Attn:  Chris Edgell-MSW-585       June 16, 1999.
                                           200 S. Kramer Blvd.
                                           Brea, CA 92821

 82.  Ogden Facility Management            Beech Street Corp.                Seat Agreement (Section: 309 Row: A
      Corporation of Anaheim               Attn:  Norman Werthwein           and B Seats:  S12-S13 and S12-S15),
                                           25500 Commercentre Dr.            dated January 1, 2002.
                                           Lake Forest, CA 92630-8855


 83.  Ogden Facility Management            Bill Jacoby/Robert McKay          Suite Agreement (Suite 208A), dated
      Corporation of Anaheim               1905 Lanai Drive                  April 20, 1998
                                           Costa Mesa, CA 92600

 84.  Ogden Facility Management            Bill Podlich                      Seat Agreement (Section 310 Row: #
      Corporation of Anaheim               840 Newport Ctr. Dr.              Seats: S9-S10), dated June 19, 2001.
                                           #300
                                           Newport Beach, CA 92660

 85.  Ogden Facility Management            Boeing Company                    Seat Agreement (Section: 318 Row: C
      Corporation of Anaheim               Attn:  Michelle Bandoian          Seats: S4-S7), dated September 1, 2001.
                                           2201 Seal Beach Blvd. MC SC72
                                           Seal Beach, CA 90740

 86.  Ogden Facility Management            Brown Forman Beverage Corp        Suite Agreement, dated May 1, 2001.
      Corporation of Anaheim               Attn:  Chris Burt
                                           1501 LBJ Freeway,
                                           Suite 660
                                           Dallas, TX 75234

 87.  Ogden Facility Management            Brown-Forman                      Seat Agreement (Section: 322 Row: B
      Corporation of Anaheim               Attn:  W.L. Brown                 Seats: S5-S10), dated May 16, 2001.
                                           4100 Newport Place,
                                           Ste. 500
                                           Newport Beach, CA 92660

 88.  Ogden Facility Management            California United Terminals       Seat Agreement (Section: 303 Row: A
      Corporation of Anaheim               Attn:  George Lang                Seats: S11-S14), dated July 1, 2001.
                                           1200 Pier E. St
                                           Long Beach, CA 90802

 89.  Ogden Facility Management            Chicago Title Company             Seat Agreement (Section: 319 Row: C
      Corporation of Anaheim               Attn:  Lance Capel/Jim Hall       Seats: S15-S18), dated
                                           18551 Von Karmen, Ste. 100-200    September 1, 2001.
                                           Irvine, CA 92612

 90.  Ogden Facility Management            City of Anaheim                   Management Agreement.
      Corporation of Anaheim               City Clerk
                                           2000 S. Anaheim Blvd.
                                           Anaheim, CA 92805

 91.  Ogden Facility Management            City of Anaheim                   Suite Agreement (date N/A).
      Corporation of Anaheim               2000 S. Anaheim Blvd.
                                           Anaheim, CA 92805

 92.  Ogden Facility Management            City of Anaheim                   Suite Agreement (date N/A).
      Corporation of Anaheim               2000 S. Anaheim Blvd.
                                           Anaheim, CA 92805

 93.  Ogden Facility Management            Class Leasing                     Suite Agreement (Suite 301A),
      Corporation of Anaheim               Attn:  James Goldenetz            dated November 1, 2001.
                                           1221 W. Oleander Ave.
                                           Irvine, CA 92606-5009

 94.  Ogden Facility Management            Clement Calvillo                  Seat Agreement (Section: 301 Row: D
      Corporation of Anaheim               1 Windemere Court                 Seats: S1-S4), dated December 1, 2000.
                                           Newport Coast, CA 92657

 95.  Ogden Facility Management            Coca-Cola                         Seat Agreement (Section: 321 Row: A
      Corporation of Anaheim               Attn:  Dan Manning                Seats: S13-S16), dated
                                           3 Park Plaza, Ste. 600            October 1, 2001.
                                           Irvine, CA 92614

 96.  Ogden Facility Management            Coca-Cola                         Suite Agreement, dated
      Corporation of Anaheim               Attn:  Dan Manning                October 1, 2000.
                                           3 Park Plaza Ste. 600
                                           Irvine, CA 92614

 97.  Ogden Facility Management            Coldwell Banker                   Seat Agreement (Section: 307 Row: D
      Corporation of Anaheim               Attn:  Lowell Overton             Seats: S5-S10), dated June 19, 2001.
                                           16 El Dorado CT.
                                           Phillips Ranch, CA 91766

 98.  Ogden Facility Management            College Hospital Costa Mesa       Seat Agreement (Section 306 Row: D
      Corporation of Anaheim               Attn:  Wayne Lingenfelter         Seats: S11-S12), dated July 1, 2001.
                                           301 Victoria Street
                                           Costa Mesa, CA 92627

 99.  Ogden Facility Management            Consumer Portfolio Services       Suite Agreement (Suite 301B), dated
      Corporation of Anaheim               Attn:  Brad Bradley               April 14, 2000.
                                           16355 Laguna Cyn Rd.
                                           Irvine, CA 92618

100. Ogden Facility Management             Corporate Realty Associates       Suite Holder Agreement.
     Corporation of Anaheim

101. Ogden Facility Management             Corrugated Services Western       Seat Agreement (Section: 323 Row: C
     Corporation of Anaheim                Attn:  John Brendlinger           Seats: S1-S4), dated
                                           8731 S. Pioneer Blvd.             September 17, 2001.
                                           Santa Fe Springs, CA 90670

102. Ogden Facility Management             County Financial Services         Suite Agreement (Suite 220A), dated .
     Corporation of Anaheim                Ann:  Corey Leyton                June 16, 2001
                                           1100 N. Tustin, Ste. 200
                                           Anaheim, CA 92807

103. Ogden Facility Management             CR&R                              Seat Agreement (Section: 309 Row: A
     Corporation of Anaheim                Attn:  Cliff Ronnenberg           Seats:  3-4), dated September 1, 1999.
                                           P.O. Box  125
                                           Stanton, CA 90680

104. Ogden Facility Management             DBS Photography, Inc.             Agreement.
     Corporation of Anaheim                PMB 214
                                           2621 Green River Road #15
                                           Corona, CA 92882-7454

105. Ogden Facility Management             Dearborn West LP                  Seat Agreement (Section: 304 Row: C
     Corporation of Anaheim                Attn:  Roque Torrea               Seats: 1-2), dated August 1, 1999.
                                           5236 Bell Ct.
                                           Chino, CA 91710

106. Ogden Facility Management             Don Miguel Foods                  Suite Agreement (Suite 305A),
     Corporation of Anaheim                Attn:  Steve Charton              dated July 20, 2000.
                                           2125 E. Orangewood Ave.
                                           Anaheim, CA 92806

107. Ogden Facility Management             Douglas Elevator Co. Auto Renw    Maintenance Service Agreement.
     Corporation of Anaheim                Dover Elevators
                                           2905 Ricker Way
                                           Anaheim, CA 92806

108. Ogden Facility Management             Dr. Micheal Cornfield, DPM        Suite Agreement (Suite 205A), dated
     Corporation of Anaheim                Brea Park Medical                 August 1, 1999.
                                           410 W. Central Ave.,
                                           Suite 204
                                           Brea, CA 92621

109. Ogden Facility Management             Dr. Richard Fukumoto              Seat Agreement (Section: 320 Row: B
     Corporation of Anaheim                2140 Harriet Lane                 Seats: S1-S2), dated June 1, 1999.
                                           Anaheim, CA 92804

110. Ogden Facility Management             E.T. Horn Company                 Suite Agreement (Suite 209A), dated
     Corporation of Anaheim                Attn:  Gene E. Alley              June 16, 2000.
                                           16141 Heron Ave.
                                           La Mirada, CA 90638

111. Ogden Facility Management             Eberhart & Stone                  Seat Agreement (Section: 320
     Corporation of Anaheim                Attn:  Dan Eberhart               Row: D Seats: S7-S8), dated
                                           1637 N. Brian St.                 June 1, 1999.
                                           Orange, CA 92867

112. Ogden Facility Management             Ed Ruzak & Assoc.                 Seat Agreement (Section: 306 Row: C
     Corporation of Anaheim                Attn:  Edward Ruzak               Seats:  S17-S18), dated June 19, 2000.
                                           10061 Talbert Ave., Ste. 200
                                           Fountain Valley, CA 92708-5123

113. Ogden Facility Management             Electronic Arts                   Trademark Licensing Agreement,
     Corporation of Anaheim                4330 Sanderson Way                dated May 1, 2001.
                                           Burnaby, BC
                                           Canada V5G 4X1

114. Ogden Facility Management             Elma Payton                       Seat Agreement (Section: 321 Row: A
     Corporation of Anaheim                E&E Holdings, c/o E. Payton       Seats: S5-S8), dated June 19, 2001
                                           37 Skyridge
                                           Newport Beach, CA 92660

115. Ogden Facility Management             Emery, Inc.                       Suite Agreement (Suite 2llA), dated
     Corporation of Anaheim                Attn:  Brad Sarvak                November 17, 2000.
                                           620 Newport Ctr. Dr., Ste. 630
                                           Newport Beach, CA 92660

116. Ogden Facility Management             Emulex, Inc.                      Seat Agreement (Section: 305 Row: D
     Corporation of Anaheim                Attn:  Paul Folino                Seats: S5-S8), dated March 1, 2001.
                                           3535 Harbor Blvd.
                                           Costa Mesa, CA 92626

117. Ogden Facility Management             Event Medical Services            Agreement.
     Corporation of Anaheim                10765 Noel Street
                                           Los Alamitos, CA 90720-2547

118. Ogden Facility Management             FC Management                     Suite Agreement (Suite 216B),
     Corporation of Anaheim                Attn:  Thomas Brown               dated May 22, 2001.
                                           8502 E. Chapman, #318
                                           Orange, CA 92869

119. Ogden Facility Management             FELD Entertainment Inc.           Event Agreement.
     Corporation of Anaheim                Circus, Disney on Ice
                                           8607 Westwood Center Drive
                                           Vienna, VA 22182

120. Ogden Facility Management             First American Title              Seat Agreement (Section: 305 Row: B
     Corporation of Anaheim                Attn:  Ted Moore                  Seats: S12-S15), dated October 1, 2000.
                                           520 North Central Ave.
                                           Glendale, CA 91203

121. Ogden Facility Management             Fisher Printing, Inc. & Smurfit   Suite Agreement (Suite 305B), dated
     Corporation of Anaheim                2257 North Pacific Street         June 17, 2001.
                                           Orange, CA 92665

122. Ogden Facility Management             Ford Motor Credit Corp.           Vehicle Lease Agreement.
     Corporation of Anaheim                P.O. Box 105704
                                           Atlanta, GA 30348

123. Ogden Facility Management             Fortifiber Corporation            Seat Agreement (Section:320 Row: A
     Corporation of Anaheim                Attn:  Stuart Yount               Seats: S3-S4), dated June 1, 1999.
                                           4489 Bandini Blvd.
                                           Los Angeles, CA 90023-4709

124. Ogden Facility Management             Frize Corp.                       Seat Agreement (Section: 306 Row: C
     Corporation of Anaheim                Attn:  Jim Frize                  Seats:  S13-S16), dated March 1, 2002.
                                           16605 E. Gale Ave.
                                           City of Industry, CA 91745-1802

125. Ogden Facility Management             Gabriel Container Co.             Seat Agreement (Section: 304 Row: B
     Corporation of Anaheim                Attn:  Aldo Desoto                Seats: S16-S17), dated August 1, 1999.
                                           8844 S. Millergrove Dr.
                                           Santa Fe Springs, CA 90670

126. Ogden Facility Management             Ganis Credit Corporation          Suite Holder Agreement.
     Corporation of Anaheim                600 Anton Blvd.
                                           20th Floor
                                           Costa Mesa, CA 92626

127. Ogden Facility Management             Gary Hendricks/Interstate Spec    Seat Agreement (Section 308 Row: A
     Corporation of Anaheim                17722 Irvine Blvd.                Seats: S11-S12), dated July 1, 2002.
                                           Tustin, CA 92780

128. Ogden Facility Management             Gavina & Sons                     Seat Agreement (Section: 322 Row: B
     Corporation of Anaheim                Attn:  Pedro L Gavina             Seats: S1-S4), dated November 1, 2000.
                                           2700 Fruitland Ave.
                                           Vernon, CA 90058

129. Ogden Facility Management             Golden State Foods                Suite Agreement (Suite: 307A), dated
     Corporation of Anaheim                18301 Von Karman                  June 16, 2001.
                                           Suite 1100
                                           Irvine, CA 92612

130. Ogden Facility Management             Gordon Automotive Group           Suite Agreement (Suite: 322B), dated
     Corporation of Anaheim                Attn:  Bud Gordon                 January 1, 2000.
                                           5396 Ohio St.
                                           Yorba Linda, CA 92886

131. Ogden Facility Management             Great Spring Waters of America    Suite Agreement, dated
     Corporation of Anaheim                777 West Putnam Avenue            November 3, 1996.
                                           PO Box 2313
                                           Greenwich, CT 06836

132. Ogden Facility Management             GTE Customer Networks Inc.        Equipment, Software and Services
     Corporation of Anaheim                1117 Perimeter Center West        Agreements.
                                           Suite W200
                                           Atlanta, GA 30338

133. Ogden Facility Management             Hanson Aggregates                 Seat Agreement (Section: 303 Row: C
     Corporation of Anaheim                Attn:  William J. Pauro           and D Seats:  S16-S17 and S16-S17),
                                           13550 Live Oak Lane               dated June 5, 2000, as amended
                                           Irwindale, CA 91706-1318          June 15, 2000.

134. Ogden Facility Management             IKON Solutions                    Copier Lease and Copy Management
     Corporation of Anaheim                16715 Von Karman Avenue           Agreement.
                                           Irvine, CA 92606

135. Ogden Facility Management             IMPAC Funding Corporation         Suite Agreement (Suite: 325A),
     Corporation of Anaheim                Attn:  Richard Johnson            dated May 25, 2000.
                                           1401 Dove Street
                                           Newport Beach, CA 92660

136. Ogden Facility Management             Independent Capital Mgt.          Seat Agreement (Section 304 Row: A
     Corporation of Anaheim                Attn:  Drew Marloe                Seats: S7-S8), dated July 2, 2001.
                                           240 Calle Campesino
                                           San Clemente, CA 92672

137. Ogden Facility Management             Irvine Medical                    Suite Agreement (Suite: 205B), dated
     Corporation of Anaheim                Attn:  Jay Rindeau                June 16, 1998.
                                           2 Ascension Dr.
                                           Irvine, CA 92715

138. Ogden Facility Management             Irvine Medical                    Suite Agreement (Suite 205B), dated
     Corporation of Anaheim                Attn. CEO                         August 1, 1998.
                                           16200 Sand Canyon Ave.
                                           Irvine, CA 92618

139. Ogden Facility Management             Jax Market                        Seat Agreement (Section: 320 Row: A
      Corporation of Anaheim               Attn:  Bill MacAloney             Seats: S13-S16), dated June 19, 2000.
                                           401 N. East Street
                                           Anaheim, CA 92805-3338

140. Ogden Facility Management             Jim Hicks                         Seat Agreement (Section: 321 Row: B
     Corporation of Anaheim                937 Encanada Dr.                  Seats: S1-S2), dated October 1, 2001.
                                           La Habra, CA 90631

141. Ogden Facility Management             JMG Security                      Security System Agreement.
     Corporation of Anaheim                17150 Newhope #109
                                           Fountain Valley, CA 92708

142. Ogden Facility Management             Joe's Garage                      Seat Agreement (Section: 307 Row: C
     Corporation of Anaheim                Attn:  Joe Macpherson             Seats: S11-S14), dated June 1, 1999.
                                           36 Auto Center Dr.
                                           Tustin, CA 92782

143. Ogden Facility Management             John Oden/Mike Steger             Seat Agreement (Section: 319 Row: B
     Corporation of Anaheim                2840 Gretta                       Seats: 1-4), dated June 19, 1999.
                                           Anaheim, CA 92806

144. Ogden Facility Management             Kaiser Permanente                 Seat Agreement (Section: 304 Row: A
     Corporation of Anaheim                Attn: P.Consalvi/T.Funahashi MD   Seats: S9-S12), dated March 1, 2001.
                                           441 Lakeview Ave., 8th Floor
                                           Anaheim, CA 92807

145. Ogden Facility Management             Kelloggs Company                  Seat Agreement (Section: 320 Row: C
     Corporation of Anaheim                Attn: Helene Cleave/Stan Carpen   Seats: S15-S16), dated April 1, 2001.
                                           20450 E. Business Parkway
                                           Walnut, CA 91789

146. Ogden Facility Management             Kemps Bros. Construction Inc.     Seat Agreement (Section: 308 Row: C
     Corporation of Anaheim                Attn:  Scott Tichenor             Seats: S7-S10), dated October 1, 2000.
                                           10135 Greary Ave.
                                           Santa Fe Springs, CA 90670

147. Ogden Facility Management             Kihong Kwon                       Seat Agreement (Section: 320 Row: C
     Corporation of Anaheim                831 Madera Pl.                    Seats: 3-6), dated June 1, 1999.
                                           Fullerton, CA 92835

148. Ogden Facility Management             KMA Communications Inc.           Seat Agreement (Section: 307 Row: A
     Corporation of Anaheim                Attn:  Maureen Daley-Wieland      Seats: S9-S12), dated June 19, 2001.
                                           300 Carlsbad Vill. Dr. 108A-300
                                           Carlsbad, CA 92008

149. Ogden Facility Management             Konami of America, Inc.           Trademark Licensing Agreement, dated
     Corporation of Anaheim                100 Bridge Parkway                April 24, 2001.
                                           Suite 101
                                           Redwood City, CA 94065

150. Ogden Facility Management             KPMG Peat Marwick LLP             Suite Agreement (326A), dated
     Corporation of Anaheim                Ann:  Cindy Patelski              April 23, 2000.
                                           650 Town Ctr. Dr.
                                           10th Floor
                                           Costa Mesa, CA 92626

151. Ogden Facility Management             Kwikset                           Suite Agreement (224A), dated
     Corporation of Anaheim                Attn:  Debra Wyatt                June 16, 2001.
                                           19701 Davanci
                                           Foothill Ranch, CA 92610

152. Ogden Facility Management             L.A. Stagecall                    Labor Services Agreement for provision
     Corporation of Anaheim                1060 Aviation Blvd.               of personnel to perform technical
                                           Suite B                           services related to all stage work.
                                           Hermosa Beach, CA 90254

153. Ogden Facility Management             L.E. Duncan                       Seat Agreement (Section: 319 Row: B
     Corporation of Anaheim                Attn:  L.E. Duncan                Seats: S17-S18), dated June 1, 1999.
                                           326 W. Katell Ave. #4-M
                                           Orange, CA 92867

154. Ogden Facility Management             Latham & Watkins                  Seat Agreement (Section: 325 Row: C
     Corporation of Anaheim                Attn:  Marzy Troutman             Seats: S1-S4), dated July 1, 2001.
                                           650 Town Center Dr., Ste. 2000
                                           Costa Mesa, CA 92626

155. Ogden Facility Management             LG Mobile Phones                  Suite Agreement.
     Corporation of Anaheim                10225 Willow Creek Rd.
                                           San Diego, CA 92131

156. Ogden Facility Management             Lloyd W. Holland                  Seat Agreement. Dated July 1, 2001
     Corporation of Anaheim                7141 Tiverton Way
                                           Riverside, CA 92506

157. Ogden Facility Management             Loomis, Fargo & Co.               Armored Security Services Contracts.
     Corporation of Anaheim                9311 Kramer Avenue
                                           Westminster, CA 92683

158. Ogden Facility Management             Manheim Auctions                  Seat Agreement (Section: 308 Row: A
     Corporation of Anaheim                Attn:  Jim Desrochers             Seats: S5-S6), dated January 1, 2002
                                           1320 N. Tustin Ave.
                                           Anaheim, CA 92817

159. Ogden Facility Management             Marc Spizzirri                    Suite Agreement (Suite 326-B), dated
     Corporation of Anaheim                c/o Family Ford                   August 24, 1997.
                                           33395 Camino de Capistrano
                                           San Juan Capistrano, CA 92675

160. Ogden Facility Management             Mark Morena                       Seat Agreement (Section: 319 Row: C
     Corporation of Anaheim                400 W. Covina Blvd.               Seats: S7-S8), dated June 19, 2001.
                                           San Dimas, CA 91773

161. Ogden Facility Management             Marriott Vacation Club InternationSuite Agreement (Suite 324B).
     Corporation of Anaheim                Attn:  Vernon Pride
                                           3130 S. Harbor Blvd.
                                           Ste. 370
                                           Santa Ana, CA  92704

162. Ogden Facility Management             Michaelson Connor & Boul Inc.     Seat Agreement (Section: 307 Row: B
     Corporation of Anaheim                Attn:  Mike Ryan                  Seats: S11-S14), dated
                                           5312 Bolsa Ave.,                  November 1, 2001.
                                           Suite 200
                                           Huntington Beach, CA 92649

163. Ogden Facility Management             Micro City/GST                    Seat Agreement (Section: 324 Row: C
     Corporation of Anaheim                Attn:  Steven Monteros            Seats: S16-S17), dated
                                           17707 Valley View                 November 1, 2001.
                                           Cerritos, CA 90703

164. Ogden Facility Management             Mighty Ducks Hockey               Facility Use Agreement.
     Corporation of Anaheim                c/o Walt Disney Co.
                                           500 S. Buena Vista Street
                                           Burbank, CA 91506-8409

165. Ogden Facility Management             Mike Milidonis                    Employment Agreement for promotion of
     Corporation of Anaheim                Villa Siena                       2003 World Championship Gymnastics.
                                           45 Palatine #134
                                           Irvine, CA 92612

166. Ogden Facility Management             Mission Foods                     Seat Agreement (Section: 305 Row: A
     Corporation of Anaheim                Attn:Lupe Acosta/                 Seats: S5-S8), dated August 1, 2001.
                                           Thomas Brunnr
                                           5750 Grace Place, Suite A
                                           Los Angeles, CA 90022

167. Ogden Facility Management             Montebello Container Co.          Seat Agreement (Section:310 Row: A
     Corporation of Anaheim                Ann:  Anthony Salcido             Seats: S15-S16), dated August 1, 2001.
                                           13220 Molette St.
                                           Santa Fe Springs, CA 90670

168. Ogden Facility Management             National Mobile Television Inc    Exclusive Broadcast Facilities
     Corporation of Anaheim                12698 Gateway Drive               Agreement.
                                           Seattle, WA 98168

169. Ogden Facility Management             NBTY Manufacturing LLC            Seat Agreement (Section: 305 Row: C
     Corporation of Anaheim                Attn:  Howard Derman              Seats: S1-S4), dated July 1, 2001.
                                           5115 E. La Palma Ave.
                                           Anaheim, CA 92807

170. Ogden Facility Management             NEC/lngrim Micro                  Seat Agreement (Section 304 Row: D
     Corporation of Anaheim                Attn:  Mark Patow                 Seats:  S14-S17), dated May 1, 2001.
                                           1600 St. Andrews
                                           Santa Ana, CA 92799

171. Ogden Facility Management             Nederlander                       Suite Agreement (Suite 320B), dated
     Corporation of Anaheim                Attn:  Mike Garcia                June 1, 2000.
                                           2700 N. Vermont
                                           Los Angeles, CA 90027

172. Ogden Facility Management             Nederlander Anaheim, Inc.         Exclusive Booking Agreement.
     Corporation of Anaheim                c/o Mr. Neil Papiano, Esq.
                                           624 S. Grand Ave. 27th Floor
                                           Los Angeles, CA 90017-3328

173. Ogden Facility Management             Northrop Grumman Corp.            Seat Agreement (Section: 321 Row: B
     Corporation of Anaheim                Attn:  Bob Rodriguez              Seats: S17-S18; Section:  321 Row: C
                                           1100 W. Hollyvale St.             Seats:  S17-S18), dated May 1, 2001.
                                           Azusa, CA 91702

174. Ogden Facility Management             Onyx Acceptance Corporation       Suite Agreement (Suite 304),
     Corporation of Anaheim                Attn:  Christine Martinmass       dated March 1, 2001
                                           27051 Towne Centre Drive
                                           Foothill Ranch, CA 92610

175. Ogden Facility Management             Osterkamp Trucking                Seat Agreement (Section: 306
     Corporation of Anaheim                Attn:  Gus Osterkamp              Row: C Seats: S1-S2), dated
                                           1049 N. Glassell St.              June 1, 1999.
                                           Orange, CA 92867

176. Ogden Facility Management             Pacific Bell                      Telecommunications Service Agreement,
     Corporation of Anaheim                200 West Harbor Place             dated October 2, 1997.
                                           Suite 600
                                           Anaheim, CA 92805

177. Ogden Facility Management             Pacific Care                      Suite Agreement (Suite 211B), dated
     Corporation of Anaheim                Attn:  Alan Hoops                 June 16, 1999.
                                           3120 W. Lake Center Dr.
                                           Santa Ana, CA 92704

178. Ogden Facility Management             Partners Federal Credit Union     ATM Placement Agreement dated
     Corporation of Anaheim                P.O. Box 25020                    November 1, 1997.
                                           Anaheim, CA 92825-5020

179. Ogden Facility Management             Pasternack Enterprises            Seat Agreement (Section: 320
     Corporation of Anaheim                Attn:  Lawrence Pasternack        Row: B Seats: S9-S12), dated
                                           P.O. Box 16759                    August 1, 2001.
                                           Irvine, CA 92614

180. Ogden Facility Management             Patrick Burns                     Seat Agreement (Section: 319 Row: D
     Corporation of Anaheim                1148 Glendale Rd.                 Seats: S17-S18), dated June 19, 2001.
                                           Upland, CA 91784

181. Ogden Facility Management             PCS Internet Inc.                 Website Development Agreement.
     Corporation of Anaheim                1122 E. Lincoln Avenue
                                           Suite B200
                                           Orange, CA 92865

182. Ogden Facility Management             Peoples Choice Home Loans         Suite Holder Agreement.
     Corporation of Anaheim                7525 Irvine Center Dr.
                                           Irvine, CA 92618

183. Ogden Facility Management             Perricone Insurance               Suite Agreement (Suite 308B),
     Corporation of Anaheim                Ann:  Joe Perricone               dated June 19, 2001
                                           934 Bay Ponte Dr.
                                           Newport Beach, CA 92660

184. Ogden Facility Management             Platinum Capital Group            Seat Agreement (Section: 319 Row: A
     Corporation of Anaheim                Ann:  Mark Moses                  Seats: S9-S12), dated June 1, 1999.
                                           17101 Armstrong Ave.
                                           Ste. 200
                                           Irvine,  CA 92614

185. Ogden Facility Management             Radical Entertainment             Trademark Licensing Agreement, dated
     Corporation of Anaheim                1052 Homer Street                 June 1, 1999.
                                           Vancouver, BC
                                           Canada V6B 2W9

186. Ogden Facility Management             Raguse, Lewis, Outdoor Dimension  Suite Agreement.
     Corporation of Anaheim                AmerRacing, New Homes, DGWB
                                           Advertising

187. Ogden Facility Management             Remedytemp, Inc.                  Suite Agreement, June 16, 1999.
     Corporation of Anaheim                101 Enterprise
                                           Aliso Viejo, CA 92656

188. Ogden Facility Management             Revenue Enhancement Group         Seat Agreement (Section: 321 Row: A
     Corporation of Anaheim                Attn:  Bob Lockhart               Seats: S5-S8), dated June 1, 1999.
                                           600 S. Main St.
                                           Suite 1100
                                           Orange, CA 92868

189. Ogden Facility Management             Rick Gaulden                      Seat Agreement (Section: 321 Row: D
     Corporation of Anaheim                Attn:  Ed Rodieck/Dan Wixted      Seats: S1-S2), dated July 1, 2001.
                                           7390 E. Nightingale Circle
                                           Anaheim, CA 92808

190. Ogden Facility Management             Ringler Associates                Seat Agreement (Section: 302 Row: B
     Corporation of Anaheim                Attn:  Patrick Farber             Seats: S16-S17), dated July 1, 2001.
                                           1201 Dove St., Suite 300
                                           Newport Beach, CA 92660

191. Ogden Facility Management             Ringling Bros. Barnum & Bailey    Event Contracts, dated December 1, 1993
     Corporation of Anaheim                Combined Shows Inc.               and February 7, 2000.
                                           8607 Westwood Center Drive
                                           Vienna, VA 22182

192. Ogden Facility Management             Robert Mondavi Winery             Seat Agreement (Section: 319 Row: C
     Corporation of Anaheim                Attn:  Brian Cameron              Seats: S1-S4), dated July 2, 2002
                                           1570 Scenic
                                           Costa Mesa, CA 92626

193. Ogden Facility Management             San Diego Erosion Control         Seat Agreement (Section: 324 Row: A
     Corporation of Anaheim                Attn:  John V. Gentillon          Seats: S7-S8), dated December 1, 2001.
                                           6990 Carroll Rd., Ste. A-1
                                           San Diego, CA 92121

194. Ogden Facility Management             San Marino Plastering Inc.        Seat Agreement (Section: 306 Row: D
     Corporation of Anaheim                Attn:  Fred Erdtsieck             Seats: S13-S16), dated
                                           4501 E. La Palma Ave., Ste. 200   September 1, 2001.
                                           Anaheim, CA 92807

195. Ogden Facility Management             Sanwa Bank California             Seat Agreement, dated April 15, 2000,
     Corporation of Anaheim                                                  as amended April 17, 2000

196. Ogden Facility Management             ServiceMaster                     Landscaping Services, dated
     Corporation of Anaheim                dfb/a Landscape West              April 6, 1999.
                                           P.O. Box 17167
                                           Memphis, TN 38187

197. Ogden Facility Management             Sonny Bryany                      Seat Agreement ( Section: 306 Row: A
     Corporation of Anaheim                1600 E. Winston Rd.               Seats: S9-S10), dated June 19, 2001.
                                           Anaheim, CA 92805

198. Ogden Facility Management             Sony Computer Entertainment       Trademark Licensing Agreement, dated
     Corporation of Anaheim                919 East Hillside Blvd.           August 1, 2001.
                                           2nd floor
                                           Foster City, CA 94404

199. Ogden Facility Management             South Shore Bldg. Services Inc    Window Cleaning and Structural Power
     Corporation of Anaheim                1233 Warner                       Washing Contract.
                                           Santa Ana, CA 92705

200. Ogden Facility Management             Southern California Gas Co.       Seat Agreement (Section: 323 Row: A
     Corporation of Anaheim                Attn:  Frank Ayala                Seats: S9-S12), dated July 2, 2001.
                                           1919 S. State College Blvd.
                                           Anaheim, CA 92806

201. Ogden Facility Management             Southern Wine & Spirits           Seat Agreement (Section: 307 Row:B
     Corporation of Anaheim                Attn:  Brad Vassar                Seats:S5-S8), dated June 19, 2001.
                                           17101 Valley View Ave.
                                           Cerritos, CA 90703

202. Ogden Facility Management             Spicers Paper Company             Seat Agreement (Section: 307 Row: D
     Corporation of Anaheim                Attn:  Anthony Kennedy            Seats: S11-S14), dated June 19, 2001.
                                           12310 E. Slauson Ave.
                                           Santa Fe Springs, CA 90670

203. Ogden Facility Management             St. Johns Knits Inc.              Seat Agreement (Section: 302 Row: B
     Corporation of Anaheim                Attn:  Bob Simpson                Seats: S1-S4), dated July 1, 2001.
                                           2722 Michelson Dr.
                                           Irvine, CA 92612

204. Ogden Facility Management             Staff Pro Inc.                    Agreement to provide personnel for
     Corporation of Anaheim                3662 Katella Avenue               guard or security functions during
                                           Suite 110                         events.
                                           Los Alamitos, CA 90720

205. Ogden Facility Management             Stainless Steel Fabricators       Seat Agreement (Section: 321 Row: A
     Corporation of Anaheim                Attn:  Craig Miller               Seats: S1-S4), dated July 19, 2000.
                                           15160 Desman Rd.
                                           La Mirada, CA 90638

206. Ogden Facility Management             Standard American Sweeping        Parking Lot Sweeping Contract.
     Corporation of Anaheim                1556 S. Anaheim Blvd. #E
                                           Anaheim, CA 92805

207. Ogden Facility Management             Stanwall Corp.                    Seat Agreement (Section: 320 Row: A
     Corporation of Anaheim                Attn:  Robert Thoms               Seats: S5-S6), dated June 1, 1999.
                                           4489 Bandini Blvd.
                                           Los Angeles, CA 90023

208. Ogden Facility Management             Stars on Ice                      Event Agreement.
     Corporation of Anaheim                International Merch. Corp.
                                           22 East 71st Street
                                           New York, NY 10021

209. Ogden Facility Management             Straub Distribution Company       Suite Agreement (Suite 309A),
     Corporation of Anaheim                Attn:  Jean West                  dated August 1, 2001.
                                           410 W. Grove Ave.
                                           Orange, CA 92865

210. Ogden Facility Management             Sully Miller                      Seat Agreement (Section: 308
     Corporation of Anaheim                Attn:  Bruce Rieser               Row: C Seats: S11-S14), dated
                                           1100 E. Orangethorpe              July 29, 2000, as amended
                                           Suite 200                         September 1, 2001
                                           Anaheim, CA 92801

211. Ogden Facility Management             T. Randall Bryan                  Suite Agreement (Suite 222B), dated
     Corporation of Anaheim                19505 Woodlands Ln.               June 16, 2000.
                                           Huntington Beach, CA 92648

212. Ogden Facility Management             Talbot Insurance & Financial S    Suite Agreement (Suite 310B), dated
     Corporation of Anaheim                Attn:  Sharon Truitt              June 7, 2002.
                                           4371 Latham St., Suite 101
                                           Riverside, CA 92501

213. Ogden Facility Management             Taormina Industries               Suite Holder Agreement.
     Corporation of Anaheim                1131 N. Blue Gum St.
                                           Anaheim, CA 92806

214. Ogden Facility Management             Tarsadia                          Suite Agreement (Suite 201A),
     Corporation of Anaheim                Attn:  Tushar Patel               dated March 9, 2001.
                                           650 Town Center Dr.
                                           Suite 1720
                                           Costa Mesa, CA 92626

215. Ogden Facility Management             Tempstar Services, Inc.           Seat Agreement (Section: 305 Row: C
     Corporation of Anaheim                Attn:  Debbie Miller              Seats: S12-S15; Section: 306 Row: B
                                           5256 S. Mission Rd., 703-211      Seats:  S1-S2), dated January 24, 2001.
                                           Santa Ana, CA 92704

216. Ogden Facility Management             The Heritage Escrow Company       Suite Agreement, dated
     Corporation of Anaheim                2955 Main Street Suite 100        November 7, 2000, dated March 1, 2001.
                                           Irvine, CA 92614

217. Ogden Facility Management             The Traut & Aitken Law Firm       Seat Agreement (Section: 309 Row: B
     Corporation of Anaheim                Attn:  Eric Traut                 and C Seats:  S1-S2 and S1-S2), dated
                                           200 W. Santa Ana Blvd., Ste. 900  July 1, 2001.
                                           Santa Ana, CA 92701

218. Ogden Facility Management             Ticketmaster                      Licensed User Agreement (Telephone
     Corporation of Anaheim                3701 Wilshire Blvd.               Ticket Sales).
                                           9th Floor
                                           Los Angeles, CA 90010

219. Ogden Facility Management             Ticketmaster                      Suite Holder Agreement.
     Corporation of Anaheim                3701 Wilshire Blvd
                                           9th Floor
                                           Los Angeles, CA 90010

220. Ogden Facility Management             Tom Collins Enters., Inc          Event Agreement.
     Corporation of Anaheim                231 North Buffalo Dr., Ste. B
                                           Las Vegas, NV 89145

221. Ogden Facility Management             Tom's Truck Center                Seat Agreement (Section: 321 Row: D
     Corporation of Anaheim                Attn:  Goerge Heidler Jr.         Seats: S15-S18), dated August 1, 1999
                                           1008 E. Fourth St                 as amended September 28, 1999.
                                           Santa Ana, CA 92701

222. Ogden Facility Management             Top Rank Inc./Boxing 202          Event Agreement to provide not less
     Corporation of Anaheim                3980 Howard Hughes Prkwy          than four (4)  professional boxing
                                           Suite 580                         events.
                                           Las Vegas, NV 89109

223. Ogden Facility Management             Toshiba America Info Systems      Suite Agreement (Suite 214B), dated
     Corporation of Anaheim                Attn:  Legal Dept.                October 1, 2001.
                                           9740 Irvine Blvd.
                                           Irvine, CA 92618

224. Ogden Facility Management             Toyota of Orange                  Suite Agreement (Suite 223B), dated
     Corporation of Anaheim                Attn:  David Wilson               August 1, 2000.
                                           1400 N. Tustin St.
                                           Orange, CA 92667

225. Ogden Facility Management             Trilogy Financial Services Inc    Seat Agreement (Section: 326 Row: A
     Corporation of Anaheim                Attn:  Jeff Motske                Seats: S1-S2), dated July 1, 2001
                                           18858 Mt. Schelin Cir.
                                           Fountain Valley, CA 92708

226. Ogden Facility Management             TruGreen LandCare                 Seat Agreement (Section: 303 Row: B
     Corporation of Anaheim                Attn:  Michael J. Schmitt         Seats: S16-S17), dated January 1, 2003.
                                           1150 W. Trenton Ave.
                                           Orange, CA 92867

227. Ogden Facility Management             TruGreen Landcare Maintenance     Lawn Maintenance Agreement.
     Corporation of Anaheim                Service Master
                                           Steve Good
                                           Memphis, TN 38120

228. Ogden Facility Management             Turelk Inc                        Seat Agreement (Section: 308 Row:
     Corporation of Anaheim                Attn:  Michael Paselk             A Seats: S15-S18), dated June 1, 1999.
                                           3700 Santa Fe Ave., Ste. 200
                                           Long Beach, CA 90810

229. Ogden Facility Management             Unigraphics Solutions Inc.        Seat Agreement (Section: 304 Row: A
     Corporation of Anaheim                Attn:  Dan Dunbar/Pete Anderson    Seats:  S13-S16), dated July 1, 2001.
                                           10824 Hope St. 1N-105
                                           Cypress, CA 90630

230. Ogden Facility Management             Unilever Bestfoods                Seat Agreement (Section: 308 Row: B
     Corporation of Anaheim                Attn:  Kim Stokes                 Seats: S5-S8), dated June 19, 2001
                                           500 N. State College, Ste. 700
                                           Orange, CA 92868

231. Ogden Facility Management             Universal Alloy Corporation       Seat Agreement (Section: 301 Row: B
     Corporation of Anaheim                Attn:  Bill Manfull/Vicki Suarez  Seats: S5-S8), dated May 28, 2001.
                                           2871 La Mesa
                                           Anaheim, CA 92816

232. Ogden Facility Management             Universal Health Services         Seat Agreement (Section: 308 Row: D
     Corporation of Anaheim                Attn:  Scott Crane                Seats: S9-S12), dated June 19, 2001.
                                           36485 Inland Valley Dr.
                                           Wildomar, CA 92595

233. Ogden Facility Management             V and M Restoration Inc.          Seat Agreement (Section: 304 Row: A
     Corporation of Anaheim                Attn:  Randolph Vanderplow        Seats:  S1-S4), dated June 19, 2001
                                           4985 E. Landon Dr.
                                           Anaheim, CA 92807

234. Ogden Facility Management             Viking Productions Inc.           Suite Agreement (Suite: 221A), dated
     Corporation of Anaheim                Ann:  Mark Kaplan                 June 16, 2000.
                                           11570 Martens River Dr.
                                           Fountain Valley, CA 92708

235. Ogden Facility Management             Weinerschnitzel                   Sponsorship Agreement, dated
     Corporation of Anaheim                Sysco Foodservice of LA           October 1, 2000.
                                           20701 East Currier Road
                                           Walnut, CA 91789

236. Ogden Facility Management             Weinerschnitzel                   Licensed Products Agreement, dated
     Corporation of Anaheim                Galardi Group Franchise/Leasing   October 1, 2000.
                                           4440 Von Karman Ave
                                           Newport Beach, CA 92660

237. Ogden Facility Management             West Coast Arborists Inc.         Seat Agreement (Section: 320 Row: A
     Corporation of Anaheim                Attn:  Pat Mahoney                Seats: S13-S14), dated June 1, 1999.
                                           2200 E. Via Burton St.
                                           Anaheim, CA 92806

238. Ogden Facility Management             Weyerhaeuser                      Seat Agreement (Section: 308 Row: C
     Corporation of Anaheim                Attn:  Don Wallace                Seats: S15-S18), dated
                                           601 E. Ball Rd.                   September 1, 2001.
                                           Anaheim, CA 92805

239. Ogden Facility Management             WFS Financial                     Seat Agreement (Section: 319 Row: D
     Corporation of Anaheim                Attn:  Rich Zellner               Seats: S1-S6) and Suite Holder, dated
                                           23 Pasteur                        May 1, 2001.
                                           Irvine, CA 92618

240. Ogden Facility Management             Whirlpool                         Seat Agreement (Section: 319 Row: D
     Corporation of Anaheim                Attn:  Alex Holton                Seats: S7-S10), dated June 19, 2001.
                                           1620 S. Sunkist St.
                                           Anaheim, CA 92806

241. Ogden Facility Management             William Pochirowski               Suite Agreement (Suite 202B), dated
                                           27112 Highland Dr.                September 12, 1996.
                                           San Juan Capistrano, CA 92675

242. Ogden Facility Management             Word & Brown                      Seat Agreement (Section: 320 Row: B
     Corporation of Anaheim                Attn:  John Word & Rusty Brown    Seats: 5-8), dated November 1, 1999.
                                           721 S. Parker, Suite 300
                                           Orange, CA 92868
243. Ogden Facility Management                                               No executory contract or unexpired
     Corporation of West Virginia                                            lease will be assumed.

244. Ogden Film and Theatre, Inc.                                            No executory contract or unexpired
                                                                             lease will be assumed.

245. Ogden Firehole Entertainment Corp.                                      No executory contract or unexpired
                                                                             lease will be assumed.

246. Ogden Food Service Corp.                                                No executory contract or unexpired
     of Milwaukee, Inc.                                                      lease will be assumed.

247. Ogden International            .                                        No executory contract or unexpired
     Europe, Inc                                                             lease will be assumed.

248. Ogden Leisure, Inc.                                                     No executory contract or unexpired
                                                                             lease will be assumed.

249. Ogden Management                                                        No executory contract or unexpired
     Services, Inc.                                                          lease will be assumed.

250. Ogden New York Services, Inc.                                           No executory contract or unexpired
                                                                             lease will be assumed.

251. Ogden Pipeline Service                                                  No executory contract or unexpired
     Corporation                                                             lease will be assumed.

252. Ogden Services Corporation                                              No executory contract or unexpired
                                                                             lease will be assumed.

253. Ogden Support Services, Inc.                                            No executory contract or unexpired
                                                                             lease will be assumed.

254. Ogden Technology Services                                               No executory contract or unexpired
     Corporation                                                             lease will be assumed.

255. Ogden Transition Corporation                                            No executory contract or unexpired
                                                                             lease will be assumed.

256. PA Aviation Fuel Holdings, Inc.                                         No executory contract or unexpired
                                                                             lease will be assumed.

257. Philadelphia Fuel                                                       No executory contract or unexpired
     Facilities Corporation                                                  lease will be assumed.


--------
1 Assumption or rejection of contract to be determined by debtor on a later date.